As filed with the Securities and Exchange Commission on April 5, 2007
Registration No. 333-140965
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to Form F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELAN FINANCE PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
ELAN FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	20-2143397 (I.R.S. Employer Identification Number)

Treasury Building
Lower Grand Canal Street
Dublin 2
Ireland
(353) 1-709-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, New York 10001
(800) 767-1553
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Christopher T. Cox, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed issuance of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

	State or Other
	Jurisdiction of	Primary Standard
Exact Name of Registrant as	Incorporation	Industrial Classification	I.R.S. Employer
Specified in its Charter	or Organization	Code Number	Identification No.

Elan Corporation, plc	Ireland	2834	Not Applicable
Elan Holdings Limited	Ireland	2834	Not Applicable
Elan Management Limited	Ireland	2834	Not Applicable
Elan Medical Technologies Limited	Ireland	2834	Not Applicable
Elan Pharma International Limited	Ireland	2834	Not Applicable
Elan Transdermal Limited	Ireland	2834	Not Applicable
The Institute of Biopharmaceutics Limited	Ireland	2834	Not Applicable
Elan Pharma Limited	United Kingdom	2834	Not Applicable
Meadway Pharmaceuticals Ltd.	United Kingdom	2834	Not Applicable
The Liposome Company Limited	United Kingdom	2834	Not Applicable
Monksland Holdings B.V.	The Netherlands	2834	Not Applicable
Elan Pharma B.V.	The Netherlands	2834	Not Applicable
Elan Finance Corporation Ltd.	Bermuda	2834	Not Applicable
Elan International Insurance Ltd.	Bermuda	2834	Not Applicable
Elan International Services Ltd.	Bermuda	2834	Not Applicable
Neuralab Limited	Bermuda	2834	Not Applicable
Athena Neurosciences, Inc.	Delaware	2834	33-0204761
Athena Neurosciences Finance, LLC	Delaware	2834	55-2291823
Elan Drug Delivery, Inc.	Delaware	2834	75-2971178
Elan Holdings, Inc.	Massachusetts	2834	04-2903487
Elan Pharmaceuticals, Inc.	Delaware	2834	77-0128552

The address and telephone number of the other registrants is c/o Elan Corporation, plc, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, (353) 1-709-4000.

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 5, 2007

PROSPECTUS

Elan Finance public limited company
and
Elan Finance Corp.

Offer to Exchange
up to
$465,000,000 Aggregate Principal Amount of our outstanding 8 7/8% Senior Fixed Rate
Notes due 2013
and
$150,000,000 Aggregate Principal Amount of our outstanding Senior Floating Rate
Notes due 2013

Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
for up to
$465,000,000 Aggregate Principal Amount of our 8 7/8% Senior Fixed Rate
Notes due 2013
and
$150,000,000 Aggregate Principal Amount of our Senior Floating Rate Notes due 2013

Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
and
Each Registered Under the Securities Act of 1933, as Amended.

Material Terms of Exchange Offer:

•	Expires 5:00 p.m., New York City time, on , , 2007, unless extended.

•	Subject to certain customary conditions which may be waived by us.

•	All outstanding Notes that are validly tendered and not withdrawn will be exchanged.

•	Tenders of outstanding Notes may be withdrawn any time prior to the expiration of this exchange offer.

•	The exchange of the outstanding Notes will not be a taxable exchange for U.S. tax purposes or for the purposes of Irish tax on capital gains.

•	We will not receive any cash proceeds from the exchange offer.

•	The terms of the exchange Notes and guarantees to be issued in exchange for the outstanding Notes and guarantees are substantially identical to the outstanding Notes and guarantees, except for certain transfer restrictions and registration rights relating to the outstanding Notes.

•	Any outstanding Notes not validly tendered will remain subject to existing transfer restrictions.

See “Risk Factors,” beginning on page 11, for a discussion of certain factors that should be considered by holders before tendering their outstanding Notes in the exchange offer.

There has not previously been any public market for the Notes that will be issued in the exchange offer. We do not intend to list the exchange Notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange Notes will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [     ], 2007.

Page

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	1
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	3
SUMMARY	4
RISK FACTORS	11
USE OF PROCEEDS	17
THE EXCHANGE OFFER	18
CAPITALIZATION	26
DESCRIPTION OF OTHER DEBT	27
DESCRIPTION OF THE EXCHANGE NOTES	28
BOOK-ENTRY	79
PLAN OF DISTRIBUTION	81
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	83
IRELAND TAXATION	86
LEGAL MATTERS	88
EXPERTS	88
WHERE YOU CAN FIND MORE INFORMATION	88
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 5.3
EXHIBIT 5.4
EXHIBIT 5.5
EXHIBIT 5.6
EXHIBIT 23.7
EXHIBIT 25.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY OR EXCHANGE, ANY SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THE AFFAIRS OF ELAN OR ITS OTHER SUBSIDIARIES OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SECURITIES.

When we refer to “Elan” in this prospectus, we are referring to Elan Corporation, plc and its consolidated subsidiaries and their predecessors, unless the context otherwise requires or indicates. When we refer to “the Issuers,” “the Co-Issuers,” “we,” “our” and “us,” we are referring to Elan Finance public limited company and Elan Finance Corp., collectively, as the co-issuers of the Notes. Unless we indicate otherwise, when we refer to “exchange Notes” in this prospectus we mean the new Notes we intend to issue to you if you exchange your outstanding Notes.

You should rely only on the information contained or incorporated in this prospectus. Neither we nor Elan or its other subsidiaries has authorized anyone to provide you with information different from that contained or incorporated in this prospectus. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Any broker-dealer that resells exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using

i

this prospectus in connection with the sale or transfer of exchange Notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer. See “Plan of Distribution.”

ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “Commission” or the “SEC”) allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. The following documents filed by Elan with the Commission are incorporated herein by reference and shall be deemed to be a part of this prospectus:

•	Elan Corporation, plc’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on February 28, 2007.

•	Elan Corporation, plc’s current report on Form 6-K filed with the Commission on March 30, 2007.

•	Elan Corporation, plc’s current report on Form 6-K filed with the Commission on March 30, 2007.

All documents and reports filed by Elan with, or furnished by Elan to, the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this exchange offer shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports; provided that, with respect to any Report of Foreign Private Issuer on Form 6-K, only those reports that are expressly designated therein as being incorporated by reference into this prospectus shall be deemed incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Elan will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Company Secretary, Elan Corporation, plc, Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland, at 011-353-1-709-4000.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents and reports contained or incorporated by reference into this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our and Elan’s financial condition, results of operations and estimates, business prospects and the products that involve substantial risks and uncertainties.

You can identify these forward-looking statements by the fact that they use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, in connection with any discussion of future operating or financial performance or events. These statements are contained in sections entitled “Summary,” “Risk Factors,” and other sections of documents and reports contained or incorporated by reference into this prospectus.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expected, estimated or projected. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the risks and uncertainties described in the “Risk Factors” section of this prospectus;

•	the potential of Tysabri®, the incidence of serious adverse events associated with Tysabri (including cases of progressive multifocal leukoencephalopathy) and the potential for the successful development and commercialization of additional products;

•	the potential of Prialttm as an intrathecal treatment for severe pain;

•	Elan’s ability to maintain financial flexibility and maintain sufficient cash, liquid resources, investments and other assets capable of being monetized to meet its liquidity requirements;

•	whether restrictive covenants in Elan’s debt obligations will adversely affect Elan;

•	competitive developments affecting our products, including the introduction of generic competition following the scheduled loss of patent protection or marketing exclusivity for Elan’s products, including, in particular, Maxipimetm, which lost its basic U.S. patent protection in March 2007 and Azactamtm, which lost its basic U.S. patent protection in October 2005;

•	Bristol-Myers Squibb Company (Bristol-Myers), which licenses the rights to Maxipime (cefepime hydrochloride) to us, recently received correspondence from lawyers for Apotex Corp. (Apotex) stating that Apotex intends to enter the U.S. market with Apotex’s cefepime hydrochloride upon receiving approval from the FDA. Bristol-Myers has requested additional information from Apotex to determine if Apotex’s form of cefepime hydrochloride, if approved by FDA, infringes Bristol-Myers’ patents. If Apotex or others are able to introduce generic competitors to Maxipime our revenues from, and gross margin for, Maxipime will be materially and adversely affected.

•	Elan’s ability to protect its patents and other intellectual property;

•	the adverse effect that could result from the purported class action lawsuits initiated following the voluntary suspension of the commercialization and clinical dosing of Tysabri;

•	the outcome of Elan’s other pending litigation;

•	the failure to comply with anti-kickback and false claims laws in the United States, including, in particular, with respect to past marketing practices with respect to Elan’s former Zonegran product, which are being investigated by the U.S. Department of Justice and the U.S. Department of Health and Human Services. The resolution of this Zonegran matter could require Elan to pay substantial fines and to take other actions that could have a material adverse effect on Elan;

•	the success of research and development activities, including, in particular, whether the Phase 2 clinical trials for AAB-001 and the Phase 1 clinical trials for ACC-001 are successful and the speed with which regulatory authorizations and product launches may be achieved;

•	the continued acceptance of Elan’s current products, including, in particular, Maxipime and Azactam, and competitive developments affecting Elan’s current and potential products;

•	Elan’s ability to successfully market both new and existing products;

•	difficulties or delays in manufacturing, including, in particular, with respect to Maxipime;

•	trade buying patterns;

•	the trend towards managed care and health care cost containment, including Medicare and Medicaid;

•	the potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003;

•	the failure to comply with Elan’s reporting and payment obligations under Medicaid or other government programs;

•	possible legislation affecting pharmaceutical pricing and reimbursement, both domestically and internationally;

•	exposure to product liability and other types of lawsuits;

•	interest rate and foreign currency exchange rate fluctuations;

•	governmental laws and regulations affecting domestic and foreign operations, including tax obligations;

•	general changes in U.S. generally accepted accounting principles and International Financial Reporting Standards;

•	growth in costs and expenses;

•	volatility in Elan’s stock price;

•	changes in product mix; and

•	the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items.

A further list and description of these risks, uncertainties and other matters can be found in Elan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 incorporated by reference herein. Neither we nor Elan assumes any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Elan’s and our actual results may vary materially from those expected, estimated or projected.

The information contained in this prospectus is a statement of Elan’s and our present intention, beliefs or expectations and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and their and our assumptions. We or Elan may change our or their intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in our or their assumptions or otherwise. We do not undertake to update the forward-looking statements or risk factors contained or incorporated in this prospectus to reflect future events or circumstances.

The cautionary statements contained in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that we, Elan or persons acting on our or its behalf may issue. Neither we nor Elan or any of our or its affiliates undertakes any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The co-issuer, Elan Finance public limited company, and certain of our guarantors, including Elan, are entities organized under the laws of jurisdictions outside the United States. Certain of our directors and officers, the directors and officers of these guarantors and certain of the experts named in this prospectus reside outside of the United States, and all or a substantial portion of the assets of Elan Finance public limited company and the assets of these non-United States guarantors and of certain of these experts are located outside the United States. Although we and our non-United States guarantors have agreed to accept service of process in the United States by National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, NY 10001, our agent designated for such purpose, it may be difficult or impossible for investors to effect service of process within the United States upon any of these persons including with respect to matters arising under the Securities Act, or to enforce against any of these persons, or us or our non-United States guarantors judgments of courts of the United States predicated upon the civil liability provisions of the United States Federal securities laws. We have been advised by our legal counsel that there is doubt as to the enforceability, in original actions in non-United States courts, of liabilities predicated solely on the United States Federal securities laws and as to the enforceability in non-United States courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States Federal securities laws or in certain other circumstances, including where such judgments contravene local public policy, breach the rules of natural justice or general principles of fairness, are not for a fixed or readily ascertainable sum, are subject to appeal, dismissal, stay of execution or are otherwise not final and conclusive, or contain an element of multiple or punitive damages or where the proceedings in such courts were of a revenue or penal nature.

SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. We urge you to read carefully this entire prospectus, including the documents incorporated by reference in this prospectus, to understand fully the terms of the exchange offer.

Elan

For a description of Elan, please read the information set forth in “Item 4 — Information on the Company — Business Overview” in Elan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006.

The Co-Issuers

Elan Finance public limited company was formed on October 19, 2004 as a public limited company organized under the laws of Ireland and is a wholly-owned subsidiary of Elan. Elan Finance public limited company received the net proceeds from the original sale of the outstanding Notes and will make all payments of principal and interest on the Notes.

Elan Finance Corp. was formed on October 25, 2004 as a Delaware corporation, is a wholly-owned subsidiary of Elan Finance public limited company, has only nominal assets, does not currently conduct any operations, did not receive any proceeds from the the sale of the outstanding Notes and was formed solely to act as a co-issuer of the $850,000,000 aggregate principal amount of 7 3/4% Senior Fixed Rate Notes due 2011 and the $300,000,000 aggregate principal amount of Senior Floating Rate Notes due 2011 (together, the “Existing 2011 Notes”) and the Notes offered hereby.

THE EXCHANGE OFFER

Registration Rights; Effect of Not Exchanging	You are entitled to exchange your outstanding Notes for freely tradeable exchange Notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding Notes. Accordingly, if you do not exchange your outstanding Notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding Notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.

The Exchange Offer	We are offering to exchange $1,000 principal amount of each of our new 8 7/8% Senior Fixed Rate Notes due 2013 and new Senior Floating Rate Notes due 2013, all of which have been registered under the Securities Act, for $1,000 principal amount of our outstanding restricted unregistered 8 7/8% Senior Fixed Rate Notes due 2013 and Senior Floating Rate Notes due 2013, which were issued in a private offering on November 22, 2006. As of the date of this prospectus, there are $615.0 million aggregate principal amount at maturity of outstanding Notes. We will issue exchange Notes promptly after the expiration of the exchange offer.

Resales	We believe that the exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are acquiring the exchange Notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange Notes;

• you are not an “Affiliate,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), of ours or any guarantor of the Notes; and

• you are not a broker-dealer tendering outstanding Notes that you acquired directly from us for your own account.

If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange Notes.

Each broker or dealer that receives exchange Notes for its own account in exchange for outstanding Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange Notes.

Expiration Date	5:00 p.m., New York City time, on , , 2007, unless we extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of outstanding Notes being tendered.

Procedures for Tendering Outstanding Notes	If you wish to tender outstanding Notes, you must (i) complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your Notes to be exchanged and any other required documentation, to The Bank of New York, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 5:00 p.m., New York City time, on the expiration date or (ii) arrange for The Depository Trust Company (“DTC”) to transmit certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer. See “The Exchange Offer — Procedures for Tendering Outstanding Notes.” By executing the letter of transmittal or making arrangements with DTC as described above, you will represent to us that, among other things:

• any exchange Note you receive will be acquired in the ordinary course of your business;

• you are not engaged in, and do not intend to engage in, a distribution of the exchange Notes;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange Notes; and

• you are not an “Affiliate,” as defined in Rule 405 of the Securities Act, of ours or of any of the guarantors of the Notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If you are a broker-dealer that will receive exchange Notes for your own account, you must:

• represent that you have no arrangement or understanding with the co-issuers or any of their affiliates to distribute the exchange Notes;

• represent that the outstanding Notes to be exchanged for exchange Notes were acquired by you as a result of market-making or other trading activities; and

• acknowledge that you will deliver a prospectus in connection with any resale of exchange Notes received in exchange for the outstanding Notes acquired by you as a result of market-making or other trading activities, provided that you may use this prospectus, as it may be amended or supplemented from time to time.

See “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

Special Procedures for Beneficial Holders	If you are the beneficial holder of outstanding Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your outstanding Notes are registered promptly and instruct such person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding Notes and you cannot deliver such Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date or the procedures for book-entry transfer cannot be completed on time, you may tender your outstanding Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to certain conditions, we will accept for exchange any and all outstanding Notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange Notes will be delivered promptly after the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Certain Material U.S. Federal Income Tax Considerations	The exchange of outstanding Notes for exchange Notes will not be a taxable event for U.S. federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding Notes for exchange Notes, and you will have the same tax basis and holding period in the exchange Notes as you had in the outstanding Notes immediately before the exchange. See “Certain Material U.S. Federal Income Tax Considerations.”

Irish Capital Gains Tax Considerations	The exchange of outstanding Notes for exchange Notes will not be a disposal for Irish capital gains tax purposes, as the exchange Notes represent substituted evidence of the indebtedness originally represented by the outstanding Notes. Any holder subject to Irish capital gains tax on any disposal of the exchange Notes would retain the base cost and date of acquisition of the outstanding Notes for the purposes of calculating any gain on that subsequent disposal.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange Notes.

Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in “The Exchange Offer — Exchange Agent.”

SUMMARY OF THE EXCHANGE NOTES

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. In this summary the exchange Notes are referred to as the “Notes.” For a more detailed description of the Notes and definitions of some of the terms used in this summary, see “Description of the Exchange Notes.”

Co-Issuers	Elan Finance public limited company, a public limited company organized under the laws of Ireland and a direct wholly owned subsidiary of Elan, and Elan Finance Corp., a Delaware corporation and a direct wholly owned subsidiary of Elan Finance public limited company.

Guarantors	Elan and each of its existing and future material restricted subsidiaries (other than certain future foreign subsidiaries) will fully and unconditionally guarantee the Notes on a senior unsecured basis, or, in the case of the Co-Issuers, be direct obligors of the Notes. See “Description of the Exchange Notes — Note Guarantees” and “Risk Factors — Risks Related to the Notes and the Exchange Offer — Not all of Elan’s subsidiaries will guarantee the Notes and the assets of the non-guarantor subsidiaries may not be available to Elan for payment on its guarantee of the Notes.”

Securities Offered	$465.0 million aggregate principal amount of 8 7/8% Senior Fixed Rate Notes due 2013 which have been registered under the Securities Act. $150.0 million aggregate principal amount of Senior Floating Rate Notes due 2013 which have been registered under the Securities Act.

Maturity	The Fixed Rate Notes will mature on December 1, 2013. The Floating Rate Notes will mature on December 1, 2013.

Interest	The Fixed Rate Notes will bear interest at the rate of 8 7/8% per annum, paid every six months on June 1 and December 1.

The Floating Rate Notes will bear interest at the rate of three-month LIBOR plus 4.125% per annum, paid every three months on March 1, June 1, September 1, and December 1.

Denomination	Notes in denominations of $75,000 and any integral multiple of $1,000 in excess of $75,000. Notes in denominations of less than $75,000 will not be available.

Ranking	The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of the existing and future unsecured and unsubordinated indebtedness of the Co-Issuers, including, without limitation, the Existing 2011 Notes. The Notes will be effectively subordinated to all of the secured indebtedness of the Co-Issuers to the extent of the value of the assets securing that indebtedness. As of December 31, 2006, the Co-Issuers had $1,765.0 million of outstanding indebtedness (excluding the Co-Issuers’ guarantee of the 7.25% Guaranteed Senior Notes due 2008 (the “Athena Notes”) issued by Athena Neurosciences Finance, LLC (“Athena”) which were redeemed in whole on January 12, 2007). The guarantee of the Notes by each guarantor, including Elan, will be unsecured and unsubordinated obligations of such guarantor and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of such guarantor, including, without limitation, Elan’s and the subsidiary guarantors’ guarantee of the Existing 2011 Notes. The guarantee of the Notes by each guarantor will be effectively subordinated to all secured indebtedness of such guarantor, to the extent of the value of the assets securing that indebtedness. As of December 31, 2006, Elan and its subsidiaries had approximately $1,765.0 million in outstanding indebtedness (not including indebtedness under the Athena Notes which were redeemed in whole on January 12, 2007 and capital lease obligations in the amount of $2.9 million or trade payables) on its consolidated balance sheet, none of which was secured. The guarantee of the Notes by each guarantor will be effectively subordinated to all obligations, including trade payables, of Elan’s subsidiaries that are not guarantors.

Optional Redemption	At any time prior to December 1, 2010, we may redeem the Fixed Rate Notes, in whole but not in part, at a price equal to 100% of their principal amount plus a make-whole premium plus accrued and unpaid interest. We may redeem the Fixed Rate Notes, in whole or in part, beginning on December 1, 2010 at an initial redemption price of 104.438% of their principal amount plus accrued and unpaid interest.

At any time prior to December 1, 2008, we may redeem the Floating Rate Notes, in whole but not in part, at a price equal to 100% of their principal amount plus a make-whole premium plus accrued and unpaid interest. We may redeem the Floating Rate Notes, in whole or in part, beginning on December 1, 2008 at an initial price of 102% of their principal amount plus accrued and unpaid interest.

At any time after February 23, 2008 and on or prior to December 1, 2009, we may redeem up to 35% of each series of Notes using the proceeds of certain equity offerings as described herein under “Description of the Exchange Notes.”

The Notes will also contain a tax redemption provision, as further described in “Description of the Exchange Notes — Optional Redemption — Tax Redemption.”

Mandatory Offer to Repurchase	Upon the occurrence of certain change of control events described under “Description of the Exchange Notes — Change of Control”, you may require us to repurchase some or all of your Notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. The occurrence of those events may, however, be an event of default under other debt agreements we or Elan may be a party to at such time, and those agreements may prohibit the repurchase. Further, neither we nor Elan can assure you that we or Elan will have sufficient resources to satisfy the repurchase obligation. You should read carefully the sections called “Risk Factors — Risks Related to the Notes — We may be unable to purchase the Notes upon a change of control” and “Description of the Exchange Notes — Change of Control.” In addition, to the extent we, Elan or a restricted subsidiary receives proceeds from the sale of certain assets and does not apply the proceeds of any such asset sale in the manner set forth in the indenture within one year of receipt of such proceeds, we will be required to make an offer to purchase an aggregate amount of Notes equal to the amount of such unapplied proceeds.

Certain Covenants	The indenture governing the Notes contains covenants limiting, subject to various exceptions, our ability and the ability of Elan and its other restricted subsidiaries to:

• incur additional debt;

• make certain types of investments;

• make certain sales of assets or engage in sale and leaseback transactions;

• pay dividends on, or repurchase, capital stock;

• create liens;

• engage in transactions with affiliates, except on an arm’s-length basis; or

• consolidate or merge with, or sell assets substantially as an entirety to, another person.

You should read “Description of the Exchange Notes — Certain Covenants” for a description of these covenants and exceptions.

During the time, if any, that the Notes are rated investment grade by both Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. and certain other conditions are met, many of the restrictive covenants contained in the indenture governing the Notes will cease to be in effect. See “Description of the Exchange Notes — Certain Covenants — Covenant Suspension.”

Book-Entry, Form, Registration and Transfer of the Notes	Notes will be represented by one or more registered global notes without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. Beneficial interests in a Global Note (“Book-Entry Interests”) will be shown on, and transfers thereof effective only through, the records maintained in book-entry form by DTC and its participants. See “Book-Entry.”

Except in the limited circumstances described herein, Notes in certificated form will not be issued in exchange for Book-Entry Interests. See “Book-Entry.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the Notes.

Trustee	The Bank of New York

RISK FACTORS

You should carefully consider the risks described below and the other information appearing elsewhere in this prospectus and the additional factors set forth under “Item 3.D Key Information — Risk Factors” in Elan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, incorporated herein by reference, before making an investment decision or exchanging your Notes in this Exchange Offer. The risks described below and in Elan’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 are intended to highlight risks that are specific to Elan, but are not the only risks that Elan faces. Additional risks, including those generally affecting the industry in which Elan operates, risks that Elan currently deems immaterial and risks and uncertainties generally applicable to companies that have recently undertaken transactions similar to this offering, may also impair Elan’s business, the value of your investment and our ability to pay interest on, and repay or refinance, the Notes and the guarantees thereon. The exchange Notes are referred to herein as the “Notes.”

Risks Related to the Notes and the Exchange Offer

Elan has substantial debt. The principal and interest payment obligations of such debt may restrict Elan’s future operations and impair Elan’s ability to provide us with the funding necessary to allow us to meet our obligations under the Notes. Elan’s indebtedness may also restrict Elan’s and the guarantor subsidiaries’ ability to perform under their respective guarantees. Despite Elan’s current leverage, we and Elan and its other subsidiaries may still be able to incur substantially more debt. This could further exacerbate these risks.

As of December 31, 2006, Elan and its subsidiaries had approximately $1,765.0 million of outstanding indebtedness (not including indebtedness under the Athena Notes of $613.2 million which were redeemed in whole on January 12, 2007 and capital lease obligations in the amount of $2.9 million or trade payables) on its consolidated balance sheet, none of which was secured.

Elan’s and its subsidiaries’ substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us and Elan to satisfy our and Elan’s obligations with respect to the Notes and the guarantees, respectively;

•	increase Elan’s vulnerability to general adverse economic and industry conditions;

•	require Elan to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limit Elan’s flexibility in planning for, or reacting to, changes in its business and the markets in which it operates;

•	place Elan at a competitive disadvantage compared to its competitors that have less debt; and

•	limit Elan’s ability to borrow additional funds.

Elan’s ability to satisfy its debt obligations and to reduce its total debt depends on its future operating performance and on economic, financial, competitive and other factors, many of which are beyond its control. Elan’s business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute its business strategy.

In addition, we and Elan may incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes permit the incurrence of additional debt subject to certain limitations. For example, as of the date of issuance of the Notes, we, Elan and the subsidiary guarantors will have the ability to incur additional indebtedness in an amount equal to the sum of the principal amount of Convertible Notes converted into equity of Elan after November 16, 2004 and two times the sum of the net cash proceeds received by Elan after November 16, 2004 from certain equity offerings by Elan. As of December 31, 2006, we could have incurred approximately $583 million of new debt pursuant to the particular provision of the indenture described in the preceding sentence. If new debt is added to current debt levels, the related risks described above could intensify. Furthermore, the terms of the indenture governing the Notes restrict the ability of Elan and its restricted subsidiaries to make certain investments and to pay dividends on capital stock; however, as of December 31, 2006, assuming satisfaction of certain conditions, we could have made approximately $521 million of such restricted payments (not including certain other permitted restricted payments and permitted investments). See “Description of Exchange Notes — Certain Covenants — Limitation on Restricted Payments.” Any amount paid as a restricted payment may not be available to satisfy obligations with respect to the Notes and the guarantees.

Not all of Elan’s subsidiaries will guarantee the Notes and the assets of the non-guarantor subsidiaries may not be available to Elan for payment on its guarantee of the Notes.

The Notes will not be guaranteed by (a) certain subsidiaries of Elan which, in the aggregate, constitute less than 3% of the consolidated total assets of Elan as of December 31, 2006 and less than 3% of the revenues and income of Elan for the fiscal year ended December 31, 2006 and (b) future subsidiaries organized outside the United States or Ireland if the provision of such guarantee would result in a material adverse tax consequence to Elan. Non-guarantor subsidiaries have no obligation to make payments to Elan in respect of Elan’s or its other subsidiaries’ guarantee of the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary of Elan, the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to Elan as a shareholder of such subsidiary. Elan may not have sufficient assets to be able to make payments on its guarantee of the Notes. As a result, the Notes and the guarantees of the Notes by Elan and the subsidiary guarantors are effectively junior to the obligations of Elan’s non-guarantor subsidiaries.

The Notes will be effectively subordinated to our future secured debt and other secured obligations, and the guarantees of the Notes will be effectively subordinated to the guarantors’ future secured debt and other secured obligations.

Our obligations under the Notes and the obligations of our guarantors, including Elan, under their guarantees of the Notes are unsecured, but our and each guarantor’s obligations under future debt could be secured by a security interest in substantially all of our and our guarantors’ tangible and intangible assets and the assets and the stock of Elan’s subsidiaries. If we or any of our guarantors, including Elan, is declared bankrupt or insolvent, or defaults under future secured debt obligations, the lenders thereunder could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we or any of our guarantors, including Elan, is unable to repay such future secured indebtedness, the lenders of the secured debt could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists at such time under the indenture under which the Notes will be issued. Furthermore, if such lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the Notes, then that guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. In any such event, because the Notes will not be secured by any of our or our guarantors’ assets or the equity interests in Elan’s subsidiaries, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

Indebtedness under the Floating Rate Notes will be subject to floating interest rates, which would result in our and Elan’s interest expense increasing if interest rates rise.

Indebtedness under the Floating Rate Notes will be subject to floating interest rates. Changes in economic conditions could result in higher interest rates, thereby increasing our and Elan’s interest expense and reducing funds available for Elan’s operations or other purposes. Accordingly, we and Elan may experience economic losses and negative impact on earnings as a result of interest rate fluctuations. Although we and Elan may use interest rate protection agreements from time to time to reduce our respective exposure to interest rate fluctuations in some cases, we or Elan may not elect or have the ability to implement hedges or, if we or Elan implement such hedges, the hedges may not achieve the desired effect.

The indenture governing the Notes contains various covenants which limit Elan’s management’s discretion in the operation of Elan’s business.

The indenture related to the Notes contains various provisions that restrict Elan’s and its restricted subsidiaries’ ability to:

•	incur additional debt;

•	make certain types of investments;

•	make certain asset sales or engage in sale and leaseback transactions;

•	pay dividends on, or repurchase, capital stock;

•	create liens;

•	engage in transactions with affiliates, except on an arm’s length basis; or

•	consolidate or merge with, or sell assets substantially as an entirety to, another person.

Any failure to comply with the restrictions of the indenture related to the Notes or any other existing or subsequent financing agreements may result in an event of default under those agreements. Such default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, lenders may be able to terminate any commitments they had made to supply us with further funds. Even if Elan is able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to Elan. In addition, complying with these covenants may also cause Elan to take actions that are not favorable to holders of the Notes and may make it more difficult for Elan to successfully execute its business strategies and compete against companies that are not subject to such restrictions.

During the time the Notes are rated investment grade, many of the restrictive covenants will cease to be in effect.

During the time, if any, that the Notes are rated investment grade by both Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. and certain other conditions are met, many of the restrictive covenants contained in the indenture governing the Notes will cease to be in effect. See “Description of the Exchange Notes — Certain Covenants — Covenant Suspension.”

We have nominal assets and substantial debt obligations and will depend on contributions from Elan and its other subsidiaries to fulfill our obligations under the Notes.

Both Elan Finance public limited company and Elan Finance Corp. have nominal assets and substantial debt obligations. Our ability to service our debt obligations, including our ability to pay the interest on and principal of the Notes when due, will be dependent upon cash dividends and distributions or other transfers from Elan and its other subsidiaries. Payments to us by Elan and its other subsidiaries will be contingent upon their respective earnings, among other factors, and subject to any limitations on the ability of such entities to make payments or other distributions to us. Elan and its other subsidiaries are separate and distinct legal entities and have no obligation, other than under the guarantee of the Notes, to make any funds available to us. In addition, under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, our incurrence of joint and several liability in respect of each other’s obligations under the Notes could be voided if the circumstances described in the following risk factor were applicable to either of us.

A guarantee of the Notes by Elan or its subsidiaries may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency or under laws governing corporate authority.

Under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, a guarantee of the Notes by Elan or its subsidiaries could be voided if, among other things, at the time Elan or the subsidiary guarantor issued its guarantee, Elan or such subsidiary guarantor:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee;

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a subsidiary guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not Elan or the subsidiary guarantors were solvent at the relevant time. If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Notes.

A guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of Elan and each of the subsidiary note guarantors has passed a resolution that the entry into the guarantee is in each of their best interests and for each of their corporate benefit. However, no assurance can be given that a court would agree with their conclusion in this regard.

If a court voided any guarantee or any payment under any guarantee of the Notes as a result of a fraudulent transfer or held it unenforceable for any other reason, the right of holders of the Notes under the guarantee would be seriously undermined and such holders could cease to have any claim against the applicable guarantor under its guarantee of the Notes.

Many of Elan’s subsidiaries, including many of the subsidiary guarantors, are incorporated in jurisdictions other than Ireland and the United States and are subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which Elan operates will be applied in relation to one another.

There may be no public market for the Notes.

Prior to the sale of the Notes offered by this prospectus, there has been no public market for any of the Notes and we cannot assure you as to:

•	the development of such a market;

•	the liquidity of any such market that may develop;

•	your ability to sell your Notes; or

•	the price at which you would be able to sell your Notes.

If such a market were to exist for the Notes, the Notes could trade at prices that may be lower than the principal amount or your purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

We may be unable to purchase the Notes upon a change of control.

Upon a change of control, we may be required to offer to purchase all of the Notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest. If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price and we may be required to obtain third-party financing in order to do so. However, we may not be able to obtain such financing on commercially reasonable terms, or at all. Our failure following a change of control to make or consummate an offer to purchase the Notes would constitute an event of default under the indenture. In such an event, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all of the Notes.

The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger our obligation to offer to repurchase the Notes. Except as described in “Description of the Exchange Notes — Change of Control,” the indenture does not contain provisions that permit the holders of the Notes to require us to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

If Elan is unable to pay its debts, an examiner may be appointed under Irish law to oversee Elan’s operations.

If Elan is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee Elan’s operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if Elan is not insolvent. If an examiner has been appointed to Elan or any of its subsidiaries, the examinership may be extended to Elan and any of its related companies, including us, even if we are not ourselves insolvent. There can be no assurance that we would be exempt from an extension of the examinership.

If an examiner is appointed to Elan, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, Elan would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Elan to make timely payments under its guarantees and noteholders may be unable to enforce their rights under the guarantees. During the course of examinership, noteholders’ rights under the guarantees may be affected by the examiner’s exercise of his powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of security.

Preferred Creditors under Irish law.

In an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

If the Issuer becomes subject to an insolvency proceeding and the Issuer has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of Notes, the holders of Notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

Your failure to tender the outstanding Notes in the exchange offer may affect their marketability.

If outstanding Notes are tendered for exchange Notes and accepted in the exchange offer, the trading market, if any, for the untendered but unaccepted outstanding Notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your outstanding Notes in the future. We issued the outstanding Notes in a private offering exempt from the registration requirements of the Securities Act.

Accordingly, you may not offer, sell or otherwise transfer your outstanding Notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your outstanding Notes for exchange Notes in the exchange offer, or if you do not properly tender your outstanding Notes in the exchange offer, your outstanding Notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the outstanding Notes under the Securities Act.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

The net proceeds from the original sale of the outstanding Notes were approximately $602 million, after deduction of discounts and expenses payable by us in connection with the original offering. We used the net proceeds from the sale of the outstanding Notes for the redemption of certain debt.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Exchange Offer Registration Statement.  We issued the outstanding Notes on November 22, 2006. The initial purchasers of the Notes originally issued have advised us that they subsequently resold the outstanding Notes to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding Notes, we entered into a registration rights agreement dated November 22, 2006, pursuant to which we agreed, for the benefit of all holders of the outstanding Notes, at our own expense, to do the following:

(1) to file the registration statement of which this prospectus is a part with the Commission on or prior to 300 days after the closing date of the sale of outstanding Notes;

(2) to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or prior to 365 days after the closing date of the sale of outstanding Notes;

(3) to use our reasonable best efforts to keep the registration statement effective until the closing of the exchange offer; and

(4) to use our reasonable best efforts to issue, on or prior to 35 days after the date on which the exchange offer registration statement is declared effective by the Commission, exchange Notes in exchange for all outstanding Notes tendered prior thereto.

Further, we agreed to keep the exchange offer open for acceptance for not less than 20 business days. For each outstanding Note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding Note will receive an exchange Note having a principal amount equal to that of the tendered outstanding Note. Interest on each exchange Note will accrue from the last date on which interest was paid on the tendered outstanding Note in exchange therefor or, if no interest was paid on such outstanding Note, from the issue date.

The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

Transferability.  We issued the outstanding Notes on November 22, 2006 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding Notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange Notes issued pursuant to the exchange offer in exchange for outstanding Notes may be offered for resale, resold and otherwise transferred by holders of Notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

(1) any exchange Notes to be received by the holder were acquired in the ordinary course of the holder’s business;

(2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange Notes;

(3) the holder is not an “Affiliate” of Elan, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

(4) you are not a broker-dealer tendering outstanding Notes acquired directly from us for your own account.

However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding Notes in the exchange offer with any intention of participating in a distribution of exchange Notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding Notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

In addition, each broker-dealer that receives exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an “underwriter” within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Notes received in exchange for outstanding Notes where the outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

Shelf Registration Statement.  In the event that we determine that we cannot effect the exchange offer or that the exchange offer may not be consummated as soon as practicable after the last date on which Notes are accepted for exchange because it would violate applicable law or applicable interpretations of the staff of the Commission, or, if for any reason, we do not consummate the exchange offer within 400 days of the date the Notes were originally issued, or if the exchange offer has been completed and in the opinion of counsel for the initial purchasers a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of Notes, we will use our reasonable best efforts to file as soon as practicable thereafter a shelf registration statement providing for resales of the Notes, to have such shelf registration statement declared effective by the Commission and to keep that shelf registration statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to such Notes, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold pursuant thereto. We will, in the event of such a shelf registration, provide to each Noteholder copies of the related prospectus or any amendment thereto, notify each Noteholder when the shelf registration statement or any amendment thereto has become effective and take certain other actions to permit resales of the Notes. A Noteholder that sells Notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

In the case of a shelf registration statement, each holder will be required, upon the occurrence of any event that makes any statement made in the shelf registration statement untrue in any material respect or which requires the making of any changes in the shelf registration statement or related prospectus in order to make the statements therein not misleading and following receipt of notice from us, to stop selling Notes pursuant to the shelf registration statement until it receives an amended prospectus. We may also delay the effectiveness or filing of any shelf registration statement upon the occurrence of such event. If we provide any such notice to suspend the shelf registration statement, we will thereafter extend the period during which the shelf registration statement must be maintained effective by the number of days during the period from the date such notice is given and ending on the date when holders have received copies of the supplemented or amended prospectus. We may give any such notice or cause such delay only twice during any 365-day period, any such suspension may not exceed 30 days and there may not be more than two suspensions in effect during any 365-day period. The period of such suspension is referred to as a “black-out” period.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all Notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set forth in this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

This summary of the provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

Terms of the Exchange Offer

Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding Notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange Notes promptly after acceptance of the outstanding Notes. See “— Conditions to the Exchange Offer” and “— Procedures for Tendering Outstanding Notes.” We will issue exchange Notes in minimum denominations of $75,000 and integral multiples of $1000 in excess thereof in exchange for each equivalent principal amount of outstanding Notes accepted in the exchange offer. As of the date of this prospectus, $465,000,000 aggregate principal amount of our 8 7/8% Senior Fixed Rate Notes due 2013 are outstanding and $150,000,000 aggregate principal amount of our Senior Floating Rate Notes due 2013 are outstanding. Holders may tender some or all of their outstanding Notes pursuant to the exchange offer. However, outstanding Notes may be tendered only in minimum denominations of $75,000 and integral multiples of $1000 in excess thereof.

Each exchange Note is identical to the applicable outstanding Note except for the elimination of certain transfer restrictions, registration rights, restrictions on holding Notes in certificated form and liquidated damages provisions. Each series of exchange Notes will evidence the same debt as the outstanding Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding Notes were issued and will be deemed one issue of Notes, together with the applicable series of outstanding Notes.

This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding Notes. Holders of outstanding Notes do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding Notes when, and if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange Notes from us to the tendering holders. If we do not accept any tendered outstanding Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding Notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Holders who tender outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under “— Transfer Taxes,” transfer taxes with respect to the exchange of outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” shall mean 5:00 p.m., New York City time, on [          ], 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting all tendered outstanding Notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under “— Conditions to the Exchange Offer” shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice and will issue a press release or other public announcement. We will additionally issue a press release or otherwise notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letter of transmittal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (1) shall not be required to accept any outstanding Notes for exchange, (2) shall not be required to issue exchange Notes in exchange for any outstanding Notes and (3) may terminate or amend the exchange offer if, at any time before the acceptance of such Notes for exchange, any of the following events shall occur:

(1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

(2) any change, or any development involving a prospective change, in Elan’s or our business or financial affairs or any of Elan’s or our respective subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

(3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

(4) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

(5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding Notes tendered, and no exchange Notes will be issued in exchange for any such outstanding Notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding Notes being tendered for exchange.

Consequences of Failure to Exchange

Any outstanding Notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding Notes will remain “restricted securities” within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding Notes, the outstanding Notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a “qualified institutional buyer” purchasing for its own account or for the account of another “qualified institutional buyer” in compliance with the resale limitations of Rule 144A, (3) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (4) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (5) pursuant to an effective registration statement under the Securities Act or (6) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding Notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding Note or the purchase of the outstanding Notes from us or an affiliate.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange Notes.

Procedures for Tendering Outstanding Notes

The tender of outstanding Notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding Notes will constitute an agreement to deliver good and marketable title to all tendered outstanding Notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Except as provided in “— Guaranteed Delivery Procedures,” unless the outstanding Notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange Notes will be made only against deposit of tendered outstanding Notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program (“ATOP”) will be deemed to have made valid delivery where the exchange agent receives an agent’s message prior to the expiration date.

Accordingly, to properly tender outstanding Notes, the following procedures must be followed:

Notes held through a Custodian.  Each beneficial owner holding outstanding Notes through a DTC participant must instruct the DTC participant to cause its outstanding Notes to be tendered in accordance with the procedures set forth in this prospectus.

Notes held through DTC.  Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding Notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See “— Guaranteed Delivery Procedures — Notes held through DTC.”

The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding Notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding Notes into the exchange agent’s account through ATOP. However, although delivery of interests in the outstanding Notes may be effected through book-entry transfer into the exchange agent’s account through ATOP, an agent’s message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under “— Exchange Agent,” or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

Cede & Co., as the registered owner of the global notes, will instruct the Bank of New York, or book-entry depositary and custodian, to tender a portion of the global notes equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding Notes acquired directly from us for its own account, (3) it is acquiring the exchange Notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange Notes.

We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding Notes.

We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding Notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

The method of delivery of outstanding Notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

Notes held through DTC.  DTC participants holding outstanding Notes through DTC who wish to cause their outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

(1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program;

(2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

(3) book-entry confirmation and an agent’s message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Notes held by Holders.  Holders who wish to tender their outstanding Notes but (1) whose outstanding Notes are not immediately available and will not be available for tendering prior to the expiration date or (2) who cannot deliver their outstanding Notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

•	the tender is made by or through any of the above-listed institutions;

•	prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

•	a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding Notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of outstanding Notes, or any portion of your outstanding Notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding Notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

Notes held through DTC.  DTC participants holding outstanding Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under “— Exchange Agent,” a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding Notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

Notes held by Holders.  Holders may withdraw their tender of outstanding Notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under

“— Exchange Agent,” a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding Notes to be withdrawn, (2) contain a description of the outstanding Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding Notes and the aggregate principal amount due at the stated maturity represented by such outstanding Notes and (3) be signed by the holder of such outstanding Notes in the same manner as the original signature on the letter of transmittal by which such outstanding Notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding Notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding Notes being withdrawn are held for the account of any of the institutions listed above under “— Guaranteed Delivery Procedures.”

A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding Notes, as the case may be, in the same manner as the person’s name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

A withdrawal of a tender of outstanding Notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286
Telephone: 212-815-2742
Facsimile: 212-298-1915
Attention: Ms. Diane Amoroso

The exchange agent also acts as trustee under the indenture.

Transfer Taxes

Holders of outstanding Notes who tender their outstanding Notes for exchange Notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange Notes in the name of, or request that outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CAPITALIZATION

The following table sets forth Elan’s cash and cash equivalents and capitalization in accordance with generally accepted accounting principles in the United States as of December 31, 2006.

You should read the following table in conjunction with Elan’s consolidated financial statements and related notes thereto and the information under the caption “Financial Review” in its Annual Report on Form 20-F for the fiscal year ended December 31, 2006.

As of
December 31, 2006
(US GAAP)
(In millions)

Cash and cash equivalents	$1,510.6

Debt, including current maturities:
7 1/2 Senior Note due 2008(1)	613.2
7 3/4 Senior Notes due 2011	850.0
Floating Rate Notes due 2011	300.0
Outstanding Fixed Rate Notes	465.0
Outstanding Floating Rate Notes	150.0

Total debt(2)	$2,378.2
Shareholders’ equity	85.1

Total capitalization	$2,463.3

(1)	The $613.2 million of Athena Notes were redeemed in whole on January 12, 2007.

(2)	Does not include capital lease obligations of approximately $2.9 million or trade payables.

DESCRIPTION OF OTHER DEBT

For a more detailed description of Elan’s other debt and obligations, refer to Note 18 to Elan’s consolidated financial statements included in its Annual Report on Form 20-F for the fiscal year ended December 31, 2006.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the outstanding Notes under an Indenture, dated November 22, 2006, among Elan Finance public limited company and Elan Finance Corp., as co-issuers (together, the “Issuer”), Elan Corporation, plc, as a guarantor of the Notes (the “Company”), the Subsidiary Note Guarantors named therein and The Bank of New York, as Trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”).

We summarize below certain provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights. You can obtain a copy of the Indenture in the manner described under “Where You Can Find More Information.”

You can find the definition of capitalized terms used in this section under “Certain Definitions.” When we refer to:

•	the “Company” in this section, we mean Elan Corporation, plc and not its Subsidiaries; and

•	“Notes” in this section, we mean the Fixed Rate Notes and the Floating Rate Notes originally issued on the Issue Date, Exchange Notes issued therefor and Additional Notes.

The exchange Notes will be represented by one or more registered global notes without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), as described below under “— Depositary Procedures”. So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such Notes represented by the Global Notes for all purposes of the indenture.

Ranking of the Notes, the Elan Note Guarantee and the Subsidiary Note Guarantees

The Notes are senior unsecured obligations of the Issuer and will rank equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Issuer, including, without limitation, the Existing 2011 Notes. The Notes are effectively subordinated to all of the Issuer’s secured Indebtedness, to the extent of the value of the assets securing that Indebtedness.

The Company unconditionally guarantees the performance of all obligations of the Issuer under the Indenture and the Notes. The Elan Note Guarantee is a senior unsecured obligation of the Company and ranks equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Company, including, without limitation, the Company’s guarantees of the Existing 2011 Notes. The Elan Note Guarantee is effectively subordinated to all of the Company’s secured Indebtedness, to the extent of the value of the assets securing that Indebtedness. The Elan Note Guarantee is effectively subordinated to all obligations, including trade payables, of the Company’s Subsidiaries that are not Subsidiary Note Guarantors.

The Company’s existing and, subject to certain exceptions (see “Note Guarantees” below), future Material Restricted Subsidiaries (other than the Issuer) will guarantee all obligations of the Issuer under the Indenture and the Notes. The Subsidiary Note Guarantees are senior unsecured obligations of the Subsidiary Note Guarantors and rank equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Subsidiary Note Guarantors, including, without limitation, their guarantees of the Existing 2011 Notes. The Subsidiary Note Guarantees are effectively subordinated to all of the Subsidiary Note Guarantors’ secured Indebtedness, to the extent of the value of the assets securing that Indebtedness.

As of December 31, 2006, the Company and its consolidated Subsidiaries had approximately $1,765.0 million in outstanding Indebtedness (not including the Athena Notes which were redeemed in whole on January 12, 2007 and capital lease obligations in the amount of $2.9 million or trade payables) on the Company’s consolidated balance sheet, none of which was secured.

Principal, Maturity and Interest

The Issuer issued $615 million principal amount of Notes on the Issue Date of which $465 million consist of Fixed Rate Notes and $150 million consist of Floating Rate Notes. As of the date of this prospectus, no Additional Notes have been issued.

Fixed Rate Notes

The Fixed Rate Notes will mature on December 1, 2013 unless redeemed prior thereto as described herein. Interest on the Fixed Rate Notes accrues at the rate of 8.875% per annum and is payable semiannually in arrears on each June 1 and December 1, commencing on June 1, 2007. Payments will be made, in the case of Fixed Rate Notes, to the Persons who are registered Holders of Fixed Rate Notes at the close of business on May 15 and November 15, respectively, immediately preceding the applicable interest payment date. Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Floating Rate Notes

The Floating Rate Notes will mature on December 1, 2013 unless redeemed prior thereto as described herein. Interest on the Floating Rate Notes accrues at a floating rate per annum, reset quarterly, equal to Three-Month LIBOR determined for the relevant interest period plus 4.125% (412.5 basis points). Interest on the Floating Rate Notes is payable quarterly in arrears on each March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2007. Payments will be made, in the case of Floating Rate Notes, to the Persons who are registered Holders of Floating Rate Notes at the close of business on February 15, May 15, August 15 and November 15, respectively, immediately preceding the applicable interest payment date. Interest on the Floating Rate Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

Determination of Floating Interest Rate

As long as any Floating Rate Notes are outstanding, the Issuer will maintain a calculation agent for calculating the interest rates on the floating rate notes. The Issuer has initially appointed the Trustee to serve as the calculation agent.

The calculation agent will reset the rate of interest on the Floating Rate Notes on each interest payment date. The interest rate set for the Floating Rate Notes on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including an interest reset date to but excluding the next interest reset date or until the maturity date of the Floating Rate Notes, as the case may be, with the exception that the first interest period will be the period from and including the Issue Date to but excluding the first interest payment date.

The calculation agent will determine the interest rate applicable to the Floating Rate Notes on the interest determination date, which will be the second London Banking Day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. The initial interest determination date was November 22, 2006 for the first interest period commencing on the Issue Date and ending on February 28, 2007.

“London Banking Day” means a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.

The calculation agent will determine the applicable Three-Month LIBOR rate according to the following provisions:

The Three-Month LIBOR rate (expressed as a percentage per annum) will be the offered rate for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as it appears on page 3750 of Moneyline Telerate (or a replacement or successor page on that service or a successor service for the purpose of displaying the London interbank offered rates of major banks) (“Telerate Page”) at approximately 11:00 a.m., London time, on the interest determination date.

If the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, on the interest determination date, then the Three-Month LIBOR rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as those rates appear on the “LIBO” page of the Reuters Monitor Money Rates Service (or a replacement or successor page or service) (“Reuters Screen LIBO Page”) at approximately 11:00 a.m., London time, on the interest determination date, but only if at least two offered rates appear on that page.

If, on the interest determination date, both (1) the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, and (2) fewer than two offered rates appear on the Reuters Screen LIBO Page, then the calculation agent will determine LIBOR as follows:

•	The calculation agent will select the principal London offices of four major banks in the London interbank market. The calculation agent will then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum) beginning on the second London Banking Day after the interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotes will be for deposits of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time.

•	If at least two of these banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•	If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 11:00 a.m., New York time, on the interest determination date, quotations of their rates of interest for three-month loans, with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum) in U.S. dollars to leading European banks, beginning on the second London Banking Day after the interest determination date. These quotes will be for loans of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time. If the calculation agent receives at least two of these quotations, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•	If none of these banks provide a quotation as mentioned, the rate of interest will be the interest rate in effect on the interest determination date.

The interest rate payable on the Notes will not be higher than the maximum rate permitted by New York state law as modified by U.S. law of general application.

The calculation agent will publish the interest period, the interest payment date, the interest rate for the interest period, and the amount of interest to be paid on the Notes for each interest period in the manner for giving notice to holders of the Notes described below. The calculations of the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

The amount of interest for each day that the Floating Rate Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each interest period will be calculated by adding the Daily Interest Amounts for each day in the relevant interest period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Denomination and Sinking Fund

The Issuer will issue Notes in denominations of $75,000 and integral multiples of $1,000 in excess thereof. The Notes will not be entitled to the benefit of any mandatory sinking fund.

Interest Upon Redemption and Payment Instructions

The redemption of Notes with unpaid and accrued interest to the date of redemption will not affect the right of Holders of record on a record date to receive interest due on an interest payment date. When we refer to the Issuer’s obligation to pay interest upon the redemption, repurchase or acceleration of Notes, we are including additional interest, if any, payable under the Registration Rights Agreement.

Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Issuer may change the Paying Agent and Registrar without notice to Holders. If a Holder has given wire transfer instructions to the Issuer, the Issuer will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar in New York City unless the Issuer elects to make interest payments by check mailed to the registered Holders at their registered addresses.

Additional Notes

Subject to the limitations set forth under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”, the Issuer may incur additional Indebtedness. At the Issuer’s option, this additional Indebtedness may consist of additional Fixed Rate Notes (“Additional Fixed Rate Notes”) or Floating Rate Notes (“Additional Floating Rate Notes” and along with the Additional Fixed Rate Notes “Additional Notes”) issued in one or more transactions, which have identical terms (other than issue date) as either the Fixed Rate Notes or the Floating Rate Notes, respectively, issued on the Issue Date. Holders of Additional Fixed Rate Notes would have the right to vote together with Holders of the Fixed Rate Notes issued on the Issue Date as one class. Holders of Additional Floating Rate Notes would have the right to vote together with Holders of the Floating Rate Notes issued on the Issue Date as one class.

Payment of Additional Amounts

The Issuer, the Company, the Subsidiary Note Guarantors and any successor Person to the Issuer, the Company or the Subsidiary Note Guarantors (each, a “Successor Person”) will pay to Holders of the Notes such additional amounts (“Additional Amounts”) as may be necessary (including, without limitation, because the Notes are not listed on the Irish Stock Exchange) in order that every net payment of principal, premium, if any, Change of Control Payment, redemption price or interest in respect of any Notes, or any payment in respect of the Elan Note Guarantee or any Subsidiary Note Guarantee, after deduction or withholding (including any such deduction or withholding from such Additional Amounts) for, or on account of, any present or future tax, assessment or other governmental charge (“Taxes”) imposed upon or as a result of such payment by (i) Ireland or any political subdivision or governmental authority thereof or therein having power to tax, (ii) any jurisdiction from or through which payment is made, or any political subdivision or governmental authority thereof or therein having the power to tax, or (iii) any other jurisdiction in which the Issuer, the Company, any Subsidiary Note Guarantor or a Successor Person is organized or otherwise is a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (any of the aforementioned being a “Taxing Jurisdiction”), will not be less than the amount provided for in the Notes and the Indenture to be then due and payable; provided that the foregoing obligation to pay Additional Amounts will not apply:

(a) to any Taxes that would not have been imposed but for the Holder or beneficial owner of a Note (or the fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) being a resident, domiciliary or national of, or engaging in business or maintaining a permanent establishment or being physically present in, a Taxing Jurisdiction, or otherwise having some present or former connection with a Taxing Jurisdiction other than the mere holding of such Notes;

(b) to any Taxes that would not have been imposed but for the fact that such Holder or beneficial owner (i) presented its Notes for payment more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts if it had presented such Notes for payment on any day within the 30-day period) or (ii) presented such Notes for payment in a Taxing Jurisdiction, unless such Notes could not have been presented for payment elsewhere free from any Taxes on presentation;

(c) to any Taxes that would not have been imposed but for the Holder’s or beneficial owner’s failure to comply, following a request by the Issuer or the Company to the Holder, with any certification, identification or reporting requirements concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the Holder or beneficial owner of the Notes, if compliance is required by the applicable law of the Taxing Jurisdiction, as a precondition to exemption from such Taxes;

(d) to any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, or beneficial owner been the actual Holder of such Note;

(e) to any Note where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, that Council Directive;

(f) subject to the last paragraph of this covenant, to any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(g) to any Taxes that are payable other than by withholding or deduction at source; or

(h) to any combination of clauses (a) through (g) above.

All references to principal, premium, Change of Control Payment, Asset Sale Offer Amount, redemption price or interest will be deemed to include references to any Additional Amounts payable with respect to such principal, premium, Change of Control Payment, redemption price or interest. The Issuer, the Company, the Subsidiary Note Guarantors or any Successor Person, as the case may be, will provide the Trustee with documentation evidencing the payment of any amounts deducted or withheld promptly upon the Issuer’s, the Company’s, the Subsidiary Note Guarantors’ or any Successor Person’s, as the case may be, payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon request.

The Issuer, the Company, the Subsidiary Note Guarantors or any Successor Person, as the case may be, will pay any present or future stamp, court or documentary taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of each Note or any other related document or instrument referred to in the Indenture or such Note.

Note Guarantees

Each Note Guarantor will unconditionally guarantee the performance of all obligations of the Issuer under the Indenture and the Notes on a senior unsecured basis. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will result in the obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — Any guarantees of the Notes by Elan or its subsidiaries may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.” Each Note Guarantor that makes a payment or distribution under its Note Guarantee is entitled to a contribution from each other Note Guarantor in a pro rata amount based on adjusted net assets of each Note Guarantor.

As of the date of the Indenture, all of the Company’s Material Restricted Subsidiaries will be “Restricted Subsidiaries.” There are no Unrestricted Subsidiaries on the Issue Date. However, under the circumstances described below under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries”, the Issuer will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	the Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Subsidiary Note Guarantor and that is designated an Unrestricted Subsidiary will be released from its Subsidiary Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Company or the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Each Note Guarantor will be released and relieved of its obligations under its Note Guarantee, the Indenture and the Registration Rights Agreement in the event:

•	there is a Legal Defeasance of the Notes as described under “— Legal Defeasance and Covenant Defeasance”;

•	in the case of a Subsidiary Note Guarantor only, there is a sale or other disposition of all or substantially all of the assets of such Subsidiary Note Guarantor, or a sale or other disposition (including through merger, consolidation or otherwise) of all of the Capital Stock of such Subsidiary Note Guarantor then held by the Issuer and the other Restricted Subsidiaries; or

•	in the case of a Subsidiary Note Guarantor only, such Subsidiary Note Guarantor is designated as an Unrestricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries”;

provided that the transaction is carried out pursuant to and in accordance with all other applicable provisions of the Indenture.

If any Person (other than the Issuer) becomes a Restricted Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary) after the Issue Date and such Restricted Subsidiary has a Capitalization of at least $10,000, the Company will cause that Restricted Subsidiary concurrently to become a Subsidiary Note Guarantor on a senior unsecured basis by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel; provided that there may be excluded as Subsidiary Note Guarantors (i) Restricted Subsidiaries of the Company not excluded pursuant to clause (ii) or (iii) of this proviso, whether existing on the Issue Date or which become Restricted Subsidiaries thereafter, that do not together constitute Material Restricted Subsidiaries, (ii) any Foreign Restricted Subsidiary in the event that the provision of a Subsidiary Note Guarantee by such Foreign Restricted Subsidiary would result in a material adverse tax consequence to the Company or any of its Subsidiaries and (iii) any Receivables Subsidiary; and provided further that if, other than in connection with the creation or acquisition of a Restricted Subsidiary, clause (i) of the foregoing proviso fails to be satisfied as of the end of any fiscal quarter, the Company will cause one or more of its Restricted Subsidiaries that are not Subsidiary Note Guarantors to become Subsidiary Note Guarantors in accordance with the foregoing such that the Restricted Subsidiaries of the Company that are not Subsidiary Note Guarantors other than pursuant to clause (ii) or (iii) of the above proviso do not together constitute a Material Restricted Subsidiary. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — Not all of Elan’s subsidiaries will guarantee the Notes and the assets of the non-guarantor subsidiaries may not be available to Elan for payment on its guarantee of the Notes.”

Optional Redemption

Fixed Rate Notes

Optional Redemption.  Except as stated below, the Issuer may not redeem the Fixed Rate Notes prior to December 1, 2010. On and after December 1, 2010 the Issuer may redeem the Fixed Rate Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on December 1 of any year set forth below:

Year	Percentage

2010	104.438%
2011	102.219%
2012 and thereafter	100.000%

Make Whole Redemption.  At any time prior to December 1, 2010, the Fixed Rate Notes may also be redeemed by the Issuer or any other Person designated by the Issuer in whole but not in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Fixed Rate Premium as of, and accrued but unpaid interest, if any, to the date of redemption. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 and not more than 60 days prior to the redemption date. The Issuer may provide in such notice that payment of such price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

“Applicable Fixed Rate Premium” means, with respect to a Fixed Rate Note at any redemption date, the greater of:

(a) 1.0% of the principal amount of such Fixed Rate Note; and

(b) the excess of:

(1) the present value at such redemption date of:

(x) the redemption price of such Fixed Rate Note on December 1, 2010 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus

(y) all required remaining scheduled interest payments due on such Fixed Rate Note through December 1, 2010, other than accrued interest to such redemption date,

computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over

(2) the principal amount of such Fixed Rate Note on such redemption date.

Calculation of the Applicable Fixed Rate Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate and will not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2010; provided that if the period from such redemption date to December 1, 2010 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to December 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption upon Equity Offerings.  Notwithstanding the foregoing, at any time, or from time to time, after February 23, 2008 and on or prior to December 1, 2009, the Issuer or the Company may, at its option, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, redeem in the aggregate up to 35% of the aggregate principal amount of the Fixed Rate Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to

108.875% of the principal amount thereof, plus accrued and unpaid interest thereon through the redemption date; provided that:

•	after giving effect to any such redemption at least 65% of the aggregate principal amount of the Fixed Rate Notes issued under the Indenture remains outstanding; and

•	the Issuer makes such redemption not more than 90 days after the consummation of such Equity Offering.

“Equity Offering” means any public offering or private sale of at least $35 million after the issue date of Qualified Capital Stock of the Company, other than public offerings with respect to the Company’s Capital Stock registered on Form S-8.

Floating Rate Notes

Optional Redemption.  Except as stated below, the Issuer may not redeem the Floating Rate Notes prior to December 1, 2008. On and after December 1, 2008, the Issuer may redeem the Floating Rate Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on December 1 of any year set forth below:

Year	Percentage

2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

Make Whole Redemption.  At any time prior to December 1, 2008, the Floating Rate Notes may also be redeemed by the Issuer or any other Person designated by the Issuer in whole but not in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Floating Rate Premium as of, and accrued but unpaid interest, if any, to the date of redemption. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 and not more than 60 days prior to the redemption date. The Issuer may provide in such notice that payment of such price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another person.

“Applicable Floating Rate Premium” means, with respect to a Floating Rate Note at any redemption date, the greater of:

(a) 1.0% of the principal amount of such Floating Rate Note; and

(b) the excess of:

(1) the present value at such redemption date of:

(x) the redemption price of such Floating Rate Note on December 1, 2008 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus

(y) all required remaining scheduled interest payments due on such Floating Rate Note through December 1, 2008, other than accrued interest to such redemption date based on the Three-Month LIBOR rate in effect on such redemption date, computed using a discount rate equal to the Three-Month LIBOR in effect on such redemption date rate plus 50 basis points per annum discounted on a quarterly bond equivalent basis, over

(2) the principal amount of such Floating Rate Note on such redemption date.

Calculation of the Applicable Floating Rate Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate and will not be a duty or obligation of the Trustee.

Optional Redemption upon Equity Offerings.  Notwithstanding the foregoing, at any time, or from time to time, after February 23, 2008 and on or prior to December 1, 2009, the Issuer or the Company may, at its option, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, redeem in the aggregate up to 35% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest thereon through the redemption date; provided that:

•	after giving effect to any such redemption at least 65% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture remains outstanding; and

•	the Issuer makes such redemption not more than 90 days after the consummation of such Equity Offering.

Acquisition of Notes

The Issuer and the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Tax Redemption

The Notes are redeemable for cash at the Issuer’s option prior to their maturity in the event of certain changes in the tax laws of a Taxing Jurisdiction after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the date on which that Successor Person became such pursuant to applicable provisions of the Indenture (such date, a “Successor Date”), provided such changes in tax laws were not announced on or prior to such Successor Date) as specified below. If, as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) and treaties of a Taxing Jurisdiction, or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or any action taken by a taxing authority which action is generally applied or is taken with respect to the Issuer or the Company), which change, amendment, application or interpretation is proposed and becomes effective on or after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the Successor Date, provided such changes in tax laws were not announced on or prior to such Successor Date), the Issuer, the Company, the Subsidiary Note Guarantors or a Successor Person has or would become obligated to pay to the Holder of any Notes Additional Amounts, and such obligations cannot be avoided by the Issuer, the Company, the Subsidiary Note Guarantors or a Successor Person, as applicable, taking commercially reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) available to it, then the Issuer may, at its option, redeem the Notes in whole but not in part, upon not less than 30 days’ and not more than 90 days’ notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Notes’ aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on such Notes, to but excluding the redemption date.

For the avoidance of doubt, the Notes shall not be redeemable under this paragraph because the Notes have not been listed or fail to remain listed on the Irish Stock Exchange, unless such failure is caused by a change in tax law that otherwise could serve as a basis for redemption of the Notes under this Tax Redemption provision.

Optional Redemption and Repurchase Procedures

In the event that less than all of the Fixed Rate Notes or Floating Rate Notes, as the case may be, are to be redeemed at any time, selection of Notes of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes of such series are listed or, if the Notes of such series are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate. If a partial redemption is made in accordance with “Fixed Rate Notes — Optional Redemption upon Equity Offerings”, or “Floating Rate Notes — Optional Redemption upon Equity Offerings”, as the case may be, selection of the Notes of such series or portions thereof for redemption will, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless the method is otherwise prohibited. No Notes of a series in a principal amount of $75,000 or less may be redeemed in part and

Notes of a series in a principal amount in excess of $75,000 may be redeemed in part in multiples of $1,000 in excess thereof only.

If Notes of either series are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note of such series in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note of such series (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).

On and after the redemption date, interest will cease to accrue on Notes of the relevant series or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuer or any other Person, such Notes will be cancelled.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or a portion (equal to $75,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”); provided, however, that the Issuer will not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under “— Optional Redemption.” No such purchase in part shall reduce the principal amount of Notes of a series held by any Holder to be below $75,000.

Within 30 days following the date upon which the Change of Control occurred, the Issuer shall send, by first-class mail, a notice to each Holder of Notes as shown on the register of Holders, with a copy to the Trustee, offering to repurchase the Notes as described above (a “Change of Control Offer”). The Change of Control Offer will state, among other things, the repurchase date (the “Change of Control Payment Date”), which shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

•	accept for payment all Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

•	deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not validly withdrawn; and

•	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note of the same series in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or adjustments to the amount and beneficial interests in a global note will be made, as appropriate); provided that each such new Note of the same series will be in a principal amount of $75,000 or an integral multiple of $1,000 in excess thereof. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

If a Change of Control Offer occurs, there can be no assurance that the Issuer, the Company or the Subsidiary Note Guarantors will have available funds sufficient to make the Change of Control Payment for all the Notes that might be tendered by Holders seeking to accept the Change of Control Offer because the Issuer, the Company or one or more of the Subsidiary Note Guarantors might also be required to prepay any Pari Passu Indebtedness existing at the time of a Change of Control having financial covenants with Change of Control provisions in favor of the holders thereof. In the event the Issuer is required to repurchase outstanding Notes pursuant to a Change of Control Offer, the Issuer expects that it, the Company or one or more Subsidiary Note Guarantors would seek third-party financing to the extent that the Issuer, the Company or one or more Subsidiary Note Guarantors do not have available funds to meet the Issuer’s purchase obligations and any other obligations in respect of Pari Passu Indebtedness. However, there can be no assurance that the Issuer, the Company or one or more Subsidiary Note

Guarantors would be able to obtain necessary financing. The Issuer’s ability to purchase Notes, or the Company’s ability satisfy its Elan Note Guarantee with respect thereto or the Subsidiary Note Guarantors’ ability to satisfy their Subsidiary Note Guarantors with respect thereto with cash may be limited by the terms of its or their then-existing borrowing agreements or by the terms of the Company’s or its Subsidiaries’ then-existing borrowing agreements due to dividend restrictions.

Holders will not be entitled to require the Issuer to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control, as provided above, if, in connection with or in contemplation of any Change of Control, the Issuer or a third party has made an offer to purchase (an “Alternative Offer”) any and all Notes validly tendered at a purchase price in cash equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternative Offer.

Other Indebtedness of the Company or its Subsidiaries may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Other Indebtedness of the Company or its Subsidiaries may have cross-default provisions that could be triggered by a default under the change of control provisions in such Indebtedness, thereby accelerating the maturity of such Pari Passu Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes upon a Change of Control could cause a default under other Indebtedness even if the Change of Control itself does not.

With respect to any disposition of assets, the phrase “All or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “Certain Covenants — Limitation on Merger, Consolidation and Sale of Assets” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “All or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase Notes.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the repurchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

Notices

Notices regarding the Notes shall, unless expressly provided otherwise, be given in writing to the Global Note Depositary and Custodian, in the case of the Global Notes, and by first-class postage or overnight delivery to each registered holder of Notes at such holder’s address as it appears in the security register maintained for such purposes, in the case of the Certificated Notes, in each case not later than the latest date, and not earlier than the earliest date, prescribed under the Notes for giving of such notice. Upon receipt of any notices, the Global Note Depositary and Custodian will forward any such notice to DTC or its nominee. For so long as Notes are represented by Global Notes, notices to holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to the Global Note Depositary and Custodian for communication to the holders of the related Book Entry Global Receipts. See “Book-Entry.”

Certain Covenants

Covenant Suspension

From and after the first date following the Issue Date (or the first date following a Covenant Reinstatement Date (as defined below)) on which both (a) the Notes are rated Investment Grade by each of Moody’s Investors Service, Inc. (or any successor thereto) (“Moody’s”) and Standard & Poor’s Ratings Group (or any successor thereto) (“S&P”) and (b) there does not exist a Default or Event of Default under the Indenture (collectively, a “Rating Event”), the Company and the Restricted Subsidiaries will no longer be subject to the covenants described under “— Limitation on Incurrence of Additional Indebtedness”, “— Limitation on Restricted Payments”, “— Limitation on Asset Sales”, “— Limitation on Designation of Unrestricted Subsidiaries”, “— Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”, clause (b) of the first paragraph under “— Limitation on Merger, Consolidation and Sale of Assets”, and “— Limitation on Transactions with Affiliates” (collectively, the “Suspended Covenants”). During any Suspension Period, all references to Restricted Subsidiaries shall be deemed to refer to Subsidiaries.

In the event that following a Rating Event, one or both of the Rating Agencies subsequently withdraws its ratings or downgrades the ratings assigned to the Notes below Investment Grade, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants from such date (a “Covenant Reinstatement Date”) until the next subsequent Rating Event, if any (a “Covenant Reinstatement Period”). There will not be deemed to have occurred a Default or Event of Default with respect to the Suspended Covenants during a Suspension Period or after that time based solely on events that occurred during that time. Compliance with the provisions of the covenant described under “— Restricted Payments” with respect to Restricted Payments made during a Covenant Reinstatement Period will be calculated as though that covenant had been in effect during the entire period of time from the Issue Date. Liens of the Company and its Restricted Subsidiaries outstanding on a Covenant Reinstatement Date that were incurred or deemed to be incurred pursuant to clause (28)(ii) of the definition of Permitted Liens will be deemed to be incurred on such Covenant Reinstatement Date pursuant to clause (23)(a) of the definition of Permitted Liens; provided that if the aggregate amount of Indebtedness secured by such Liens exceeds the aggregate amount permitted under such clause (23)(a), the Liens securing Indebtedness in excess of such amount will be deemed to be incurred as Permitted Liens under a separate exception therefor, or if they remain outstanding as of the date of the next subsequent Rating Event, if any, clause (28)(ii) of the definition of Permitted Liens.

There can be no assurance that a Rating Event will occur or, if one occurs, that the Notes will maintain an Investment Grade rating.

In the event Moody’s or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act or any successor provision) designated by the Company with notice to the Trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

(a) The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that:

(1) the Company, the Issuer and the Subsidiary Note Guarantors may Incur Indebtedness, including Acquired Indebtedness; and

(2) any Restricted Subsidiary may Incur Acquired Indebtedness,

if, immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Net Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.0 to 1.0.

(b) Notwithstanding paragraph (a) above, the Company and the Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(1) Indebtedness in respect of the Notes (excluding Additional Notes), the Elan Note Guarantee and the Subsidiary Note Guarantees;

(2) Indebtedness Incurred by the Company and the Restricted Subsidiaries pursuant to any Debt Facility (including, without limitation, letters of credit and bankers’ acceptances issued or created thereunder, with such letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding not to exceed the greater of:

(A) $175 million; and

(B) the sum of (x) 60% of the net book value of inventory of the Company and the Restricted Subsidiaries and (y) 85% of the net book value of accounts receivable of the Company and the Restricted Subsidiaries (to the extent such receivables or any other receivables of the Company or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause (13) of this paragraph), in each case at the date of determination (excluding inventory and accounts receivable sold by the Company or a Restricted Subsidiary).

(3) Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness specified in clauses (1) and (2) above or clauses (4), (5), (6), (7), (8), (9), (10), (12) and (13) below) outstanding on the Issue Date including, without limitation, the Athena Notes and guarantees thereof by the Subsidiary Note Guarantors, the Convertible Notes and the Existing 2011 Notes and guarantees thereof by the Note Guarantors;

(4) Hedging Obligations entered into by the Company and the Restricted Subsidiaries in the ordinary course of business and not for speculative purposes;

(5) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and, if the Company incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Note Guarantor, such Indebtedness is subordinated in right of payment to the Company’s obligations under the Elan Note Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) will be deemed, in each case, to be an Incurrence of such Indebtedness;

(6) Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and, if the Issuer or a Subsidiary Note Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Note Guarantor, such Indebtedness is subordinated in right of payment to, in the case of the Issuer, the Notes or, in the case of a Subsidiary Note Guarantor, such Subsidiary Note Guarantor’s obligations under its Subsidiary Note Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) will be deemed, in each case to be an Incurrence of such Indebtedness;

(7) Indebtedness of the Company or any of the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence;

(8) Indebtedness of the Company or any of the Restricted Subsidiaries with respect to letters of credit issued in the ordinary course of business in respect of health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that, upon the drawing of any such letter of credit, the reimbursement obligation with respect thereto is reimbursed within 30 days following such drawing;

(9) Indebtedness of the Company or any of the Restricted Subsidiaries arising from agreements for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case Incurred in connection with the disposition or acquisition of any business, asset or a Subsidiary, other than a Guarantee of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum aggregate liability in respect of all such Indebtedness under this clause (9) will at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(10) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of take-or-pay obligations contained in supply agreements, in each case in the ordinary course of business;

(11) Acquired Indebtedness Incurred in connection with the acquisition of a Permitted Business; provided that after giving effect to such acquisition, merger or consolidation, and the Incurrence of such Acquired Indebtedness, (x) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant or (y) the Consolidated Net Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition, merger, consolidation and Incurrence;

(12) Indebtedness arising in connection with endorsement of instruments of deposit in the ordinary course of business;

(13) the Incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or any Restricted Subsidiary or their respective assets (other than such Receivables Subsidiary and its assets and, as to the Company and its Subsidiaries, other than pursuant to Standard Securitization Undertakings) and is not Guaranteed by the Company or any Subsidiary;

(14) Indebtedness of the Company, the Issuer or any Subsidiary Note Guarantor not to exceed, at any one time outstanding, including all Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (14), the sum of:

(i) two times the net cash proceeds received by the Company after November 16, 2004 from the issuance and sale of Qualified Capital Stock to a Person that is not a Subsidiary of the Company, to the extent such net cash proceeds have not been used to make a Restricted Payment pursuant to clause (3)(B) of the first paragraph or clause (2)(y), (3)(x) or (6) of the second paragraph of the covenant described under “— Limitation on Restricted Payments”, and

(ii) the principal amount of Convertible Notes converted into Qualified Capital Stock of the Company after November 16, 2004, to the extent that such principal amount has not been used to make a Restricted Payment pursuant to clause 3(B) of the first paragraph of the covenant described under “— Limitation on Restricted Payments”;

(15) Refinancing Indebtedness in respect of any Indebtedness Incurred as permitted under paragraph (a) of this covenant and clauses (3) and (11) of this paragraph (b) or any Refinancing Indebtedness Incurred to Refinance such Refinancing Indebtedness;

(16) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding, including all Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (16), not to exceed $35 million;

(17) obligations of the Company or any Restricted Subsidiary in respect of completion guarantees and performance, bid and surety bonds or similar letters of credit to secure performance obligations in the ordinary course of business;

(18) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $50 million; and

(19) (a) Indebtedness of the Company, the Issuer or any Subsidiary Note Guarantors Incurred in connection with the acquisition of all or a part of a Permitted Business; provided that, after giving effect to the Incurrence of such Indebtedness and the use of proceeds therefrom, (i) the Consolidated Net Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such Incurrence and the use of proceeds therefrom and (ii) Indebtedness Incurred by the Company and its Restricted Subsidiaries in

connection with such acquisition does not exceed the greater of 65% of the Fair Market Value of the acquired Permitted Business (or portion thereof acquired by the Company, the Issuer or any Subsidiary Note Guarantors) and 3.5 times the Consolidated EBITDA (multiplied by the percentage of such Permitted Business acquired by the Company, the Issuer or any Subsidiary Note Guarantors in the case of an acquisition of less than all of a Permitted Business) of such Permitted Business for the most recent four fiscal quarters for which financial statements for such acquired Permitted Business are available and (b) all Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to clause (19)(a).

(c) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) will be deemed Incurred at the time of original issuance of the Indebtedness at the accreted amount thereof. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock with the same terms and increases in Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness. For purposes of determining any particular amount of Indebtedness under this “Limitation on Incurrence of Additional Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit otherwise supporting Indebtedness otherwise included in the determination of such particular amount will not be included. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (b) (1) through (19) above or is entitled to be Incurred pursuant to paragraph (a) above, the Company will, in its sole discretion, classify and may later reclassify such item of Indebtedness and may divide and classify and may later reclassify such Indebtedness in more than one of the types of Indebtedness described.

As of December 31, 2006, we could have incurred approximately $583 million of Indebtedness pursuant to clause (b)(14) above.

Limitation on Restricted Payments

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

•	dividends, distributions or returns of capital payable in Qualified Capital Stock of the Company,

•	dividends, distributions or returns of capital payable to the Company and/or a Restricted Subsidiary, or

•	pro rata dividends, distributions or returns of capital paid to the Company and/or the Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand;

(b) purchase, redeem or otherwise acquire or retire for value:

•	any Capital Stock of the Company, or

•	any Capital Stock of any Restricted Subsidiary, except for (i) Capital Stock held by the Company or a Restricted Subsidiary and (ii) purchases, redemptions, acquisitions or retirement for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiary, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;

(c) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (i) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within 120 days of the date of such payment, purchase, defeasance, redemption, prepayment, acquisition or retirement, and (ii) Indebtedness permitted under clauses (5) and (6) of the paragraph (b) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”); or

(d) make any Investment (other than Permitted Investments);

if, at the time of such Restricted Payment:

(1) a Default or an Event of Default has occurred and is continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Company would not be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; or

(3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment, and all other Restricted Payments made subsequent to November 16, 2004 up to the date thereof (including Restricted Payments permitted by clauses (1), (3)(y) and (z) and (4) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) will exceed the sum, without duplication, of:

(A) 50% of cumulative Consolidated Net Income of the Company accrued during the period, treated as one accounting period, beginning with the first full fiscal quarter commencing after November 16, 2004 to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available at the time of such Restricted Payment (or if such cumulative Consolidated Net Income is a loss, $0); plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value of property and assets (other than cash) to be used in a Permitted Business, in each case received by the Company subsequent to November 16, 2004 from (i) any contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or (ii) issuance and sale of Qualified Capital Stock of the Company, including Qualified Capital Stock issued upon the conversion, exercise or exchange of Indebtedness, warrants or options (with any such Indebtedness, warrants or options being treated as an asset used in a Permitted Business) excluding, in each case, any net cash proceeds, and the Fair Market Value of property and assets other than cash:

(w) received from a Subsidiary of the Company;

(x) to the extent used to Incur Indebtedness pursuant to clause (14) of paragraph (b) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”;

(y) applied in accordance with clause (2), (3), (4) or (6) of the second paragraph of this covenant below; or

(z) received by the Company from the issuance of Designated Preferred Stock; plus

(C) the amount of Investment Returns calculated as of such date.

As of December 31, 2006, assuming satisfaction of the conditions set forth in clauses (1) and (2) above, we could make approximately $521 million of Restricted Payments (not including the Restricted Payments permitted in the following paragraph or Permitted Investments).

Notwithstanding the preceding paragraph, this covenant does not prohibit:

(1) the payment of any dividend, distribution or any redemption within 60 days after the date of declaration thereof, if such payment or redemption would have been permitted on the date of declaration pursuant to the preceding paragraph;

(2) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of any shares of Capital Stock of the Company:

(x) in exchange for Qualified Capital Stock of the Company (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares); and

(y) through the application of the proceeds received by the Company within 90 days from a sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such proceeds will be excluded from clause (3)(B) of the first paragraph of this covenant;

(3) the prepayment, purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness:

(x) solely in exchange for, or through the application of the proceeds within 90 days of a sale, other than to a Subsidiary of the Company, of Qualified Capital Stock of the Company or Refinancing Indebtedness for such Subordinated Indebtedness;

(y) if no Default or Event of Default has occurred and is continuing, from Net Cash Proceeds from Asset Sales remaining after the application thereof as required by the covenant described under “— Limitation on Asset Sales” (including after making any Asset Sale Offer required to be made pursuant to such covenant and the application of the entire Asset Sale Offer Amount to purchase all Notes tendered pursuant to such Asset Sale Offer); or

(z) if no Default or Event of Default has occurred and is continuing, following the occurrence of a Change of Control (or other similar event described therein as a “Change of control”), but only if the Issuer shall have complied with the covenant described under “— Change of Control” and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Indebtedness;

provided that the value of any Qualified Capital Stock issued in exchange for such Subordinated Indebtedness and any such proceeds will be excluded from clause (3)(B) of the first paragraph of this covenant;

(4) if no Default or Event of Default has occurred and is continuing, repurchases or acquisitions by the Company of Capital Stock of the Company or options, warrants, rights or other securities exercisable or convertible into Capital Stock of the Company from officers, employees, directors or consultants or former officers, employees, directors or consultants of the Company or any of its Subsidiaries or their authorized representatives pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement in an amount not to exceed $5 million in any calendar year; provided that if all or part of such $5 million is not used in a given year, it may be used in the next succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Stock of the Company to management, directors and consultants of the Company and its Restricted Subsidiaries that occurs after November 16, 2004; provided, further, that any such cash proceeds will be excluded from clause (3)(B) of the first paragraph of this covenant;

(5) if no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with the covenant described under “— Limitation on Incurrence of Additional Indebtedness”;

(6) the making of any Restricted Payment in exchange for, or through the application of the proceeds of a sale within 90 days, other than to a Subsidiary of the Company, of Qualified Capital Stock; provided that any such proceeds will be excluded from clause (3)(B) of the first paragraph of this covenant;

(7) non-cash repurchases of Common Stock deemed to occur upon the exercise of stock options if such Common Stock represents a portion of the exercise price of such options;

(8) if no Default or Event of Default has occurred and is continuing, the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries; provided that the acquisition of such Capital Stock or the lending of such Indebtedness was treated as a Restricted Payment;

(9) if no Default or Event of Default has occurred or is continuing, other Restricted Payments made after the Issue Date in an amount not to exceed in the aggregate $50 million;

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) of the Company or any of its Restricted Subsidiaries issued after the Issue Date; provided that, immediately after giving pro forma effect to the issuance of such Designated Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; and

(11) the purchase of accounts receivable pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction.

For purposes of any Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries in the Restricted Subsidiary subject to such Designation will be deemed to be Restricted Payments in an amount determined in accordance with the definition of Investment.

Limitation on Asset Sales

The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(2) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale will be in the form of cash or Cash Equivalents.

Solely for purposes of clause (2) of the immediately preceding paragraph, the following will be deemed to be cash:

(a) the amount (without duplication) of any liabilities (other than liabilities that are by their terms subordinated to the Notes, the Elan Note Guarantee or any Subsidiary Note Guarantee) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

(b) the amount of any obligations, notes or other securities received from such transferee that are within 120 days converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received); and

(c) the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Capital Stock in a Person that is engaged in a Permitted Business that is or thereby becomes a Restricted Subsidiary or (iii) a combination of (i) and (ii).

The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days after receipt thereof, at its option, to:

(a) prepay, repay or purchase any Pari Passu Indebtedness of the Company, the Issuer or any Subsidiary Note Guarantor (provided that if the Company shall so prepay, repay or repurchase any such Pari Passu Indebtedness, the Company shall make an offer to purchase the pro rata principal amount of the Notes (in accordance with the procedures set forth below for an Asset Sale Offer) at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Note Guarantor and, in the case of any such repayment under any revolving credit facility, to effect a permanent reduction in the commitments with respect thereto;

(b) purchase, acquire or otherwise invest in:

(1) any property or assets that replace the property or assets that are the subject of such Asset Sale,

(2) any property or assets (other than securities or current assets as determined in accordance with GAAP) useful to the Company or any Restricted Subsidiary in the conduct of a Permitted Business from a Person other than the Company and the Restricted Subsidiaries,

(3) all or substantially all of the assets of a Person engaged in a Permitted Business,

(4) the Capital Stock of a Person engaged in a Permitted Business that (i) is a Restricted Subsidiary to the extent such Capital Stock is acquired from a Person other than the Company or its Subsidiaries or (ii) becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary, or

(5) a combination of (1), (2), (3) and (4); and/or

(c) make a capital expenditure that is useful to the Company or any Restricted Subsidiary in the conduct of a Permitted Business.

To the extent all or a portion of the Net Cash Proceeds of any Asset Sale is not applied within the 365 days after the Asset Sale as described in clause (a), (b) or (c) of the immediately preceding paragraph, the Company will make an offer to purchase Notes (the “Asset Sale Offer”) at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis from the holders of any other Pari Passu Indebtedness with similar provisions requiring the Company to offer to purchase, redeem or repay the other Pari Passu Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Pari Passu Indebtedness to be purchased, redeemed or repaid at the price set forth in the documentation governing such other Pari Passu Indebtedness equal to such unapplied Net Cash Proceeds.

The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $20 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $20 million, will be applied as required pursuant to this covenant. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to each Holder of Notes as shown on the register of Holders within 20 days following the 365th day of the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee, offering to purchase the Notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date (the “Asset Sale Offer Payment Date”), which shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part (in a principal amount of $75,000 or an integral multiple of $1,000 in excess thereof such that no Note of a series of less than $75,000 remains outstanding thereafter) in exchange for cash.

On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered (and not validly withdrawn) pursuant to the Asset Sale Offer;

(2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

To the extent Holders of Notes, and holders of other Pari Passu Indebtedness, if any, which are the subject of an Asset Sale Offer, properly tender and do not validly withdraw Notes or the other Pari Passu Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Pari Passu Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate); provided that each such new Note will be in a principal amount of $75,000 or an integral multiple of $1,000 in excess thereof. Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by doing so.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Limitation on Merger, Consolidation and Sale of Assets”, the Surviving Entity will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant within 365 days after such conversion or disposition.

Limitation on Designation of Unrestricted Subsidiaries

The Company may designate after the Issue Date any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company, but excluding either Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated;

(3) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and

(4) either (x) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then such Designation would be permitted under the covenant described under “— Limitation on Restricted Payments.”

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:

(1) (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness” or (y) the Consolidated Net Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(2) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture; and

(3) no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

Each Designation and Revocation must be evidenced by promptly delivering to the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may, and an Officers’ Certificate certifying compliance with the preceding provisions.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2) make loans or advances to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary;

except, in each case, for encumbrances or restrictions existing under or by reason of:

(a) applicable law, rule, regulation or order;

(b) any agreement or instrument in existence on the Issue Date;

(c) the Notes, the Elan Note Guarantee, the Subsidiary Note Guarantees and the Indenture;

(d) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary and customary restrictions imposed on the transfer of copyrighted, patented or trademarked materials;

(e) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person, so acquired;

(f) a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(g) secured Indebtedness otherwise permitted to be Incurred pursuant to the covenant described under “— Limitation on Incurrence of Additional Indebtedness” and “— Limitation on Liens” that limit the right of the debtor with respect to the asset securing such Indebtedness;

(h) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(j) Indebtedness or other encumbrances or restrictions of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

(k) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(l) other Indebtedness of Restricted Subsidiaries that are Subsidiary Note Guarantors in an aggregate principal amount at any one time outstanding not to exceed $175 million; and

(m) any encumbrances or restrictions imposed by any amendments, amendments and restatements, supplements, modifications, extensions, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, amendments and restatements, supplements, modifications, extensions, renewals, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendments, amendments and restatements, supplements, modifications, extensions, renewals, replacements or refinancings.

Limitation on Liens

The Company will not, and will not cause or permit the Issuer or any Subsidiary Note Guarantor to, directly or indirectly, Incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes, in the case of the Issuer, the Elan Note Guarantee, in the case of the Company, and the relevant Subsidiary Note Guarantee, in the case of a Subsidiary Note Guarantor, and all other amounts due under the Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes, the Elan Note Guarantee or the relevant Subsidiary Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

Limitation on Merger, Consolidation and Sale Of Assets

The Company will not, and will not cause or permit the Issuer to, and the Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company or the Issuer, as applicable, is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and the Restricted Subsidiaries) or the Issuer, as applicable, to any Person (each such event involving the Company, a “Company Merger or Sale Event”, and each such event involving the Issuer, an “Issuer Merger or Sale Event”) unless:

(a) either:

(1) except in the case of a consolidation or merger between the Company and the Issuer, the Company, in the case of Company Merger or Sale Event, or the Issuer, in the case of an Issuer Merger or Sale Event, will be the surviving or continuing Person, or

(2) the Person (if other than the Company or the Issuer, as applicable) formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries, or of the Issuer, as the case may be, substantially as an entirety (the “Surviving Entity”):

(A) will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, Canada, Switzerland, Japan, any AAA Rated Country or any European Union Country; provided that, in the case of the Surviving Entity for Elan Finance Corp., only the United States of America, any state thereof or the District of Columbia shall be permitted jurisdictions of organization; and

(B) will expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Issuer under the Notes and the Indenture, in the case of an Issuer Merger or Sale Event, or all obligations of the Company under the Elan Note Guarantee and the Indenture, in the case of a Company Merger or Sale Event and all obligations of the Issuer or the Company, as applicable, under the Registration Rights Agreement;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or to be Incurred in connection with or in respect of such transaction) and the use of any net proceeds therefrom, the Company (after an Issuer Merger or Sale Event or after a Company Merger or Sale Event if the Company is the surviving or continuing Person) or such Surviving Entity (after a Company Merger or Sale Event):

(1) could incur $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; or

(2) would have a Consolidated Net Fixed Charge Coverage Ratio equal to or greater than the Consolidated Net Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(c) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or to be Incurred and the use of any net proceeds therefrom and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default will have occurred or be continuing; and

(d) the Company, the Issuer or the Surviving Entity, whichever entity is the surviving or continuing Person after a Company Merger or Sale Event or an Issuer Merger or Sale Event, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and the Elan Note Guarantee (only with respect to a Company Merger or Sale Event) and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and the Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (b) and (c) above:

(1) the Company or any Restricted Subsidiary may merge or consolidate with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or any part of its properties or assets to, the Company, the Issuer or another Restricted Subsidiary; and

(2) the Company and the Issuer may merge or consolidate with or into, or transfer all of its properties and assets to, an Affiliate of the Company or the Issuer, as the case may be, incorporated or formed solely for the purpose of either reincorporating or reforming the Company or the Issuer, as the case may be, in another jurisdiction listed in clause (a)(2)(A) above so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Upon any Company Merger or Sale Event in which the Company is not the surviving or continuing Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Elan Note Guarantee with the same effect as if such Surviving Entity had been named as such.

Upon any Issuer Merger or Sale Event in which the Issuer is not the continuing Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

For the avoidance of doubt, compliance with this covenant will not affect the obligations of the Issuer under “— Change of Control”, if applicable.

Except as provided in the third paragraph under the heading “— Note Guarantees”, no Subsidiary Note Guarantor may, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not such Subsidiary Note Guarantor is the surviving or continuing Person), other than the Company, the Issuer or another Subsidiary Note Guarantor, unless:

(a) either:

(1) such Subsidiary Note Guarantor will be the surviving or continuing Person; or

(2) the Person (if other than such Subsidiary Note Guarantor) formed by such consolidation or into which such Subsidiary Note Guarantor is merged will expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of such Subsidiary Note Guarantor under the Subsidiary Note Guarantee of such Subsidiary Note Guarantor and the Indenture and all obligations of such Subsidiary Note Guarantor under the Registration Rights Agreement; and

(b) immediately after giving effect to such transaction, no Default or Event of Default will have occurred or be continuing.

Upon any consolidation or merger of a Subsidiary Note Guarantor in which such Subsidiary Note Guarantor is not the surviving or continuing Person, the surviving or continuing Person formed by such consolidation or into which such Subsidiary Note Guarantor is merged will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Note Guarantor under the Subsidiary Note Guarantee of such Subsidiary Note Guarantor with the same effect as if such surviving or continuing Person had been named as such.

Limitation on Transactions with Affiliates

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary;

(2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $5 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution, delivered to the Trustee, stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(3) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $15 million, the Company or such Restricted Subsidiary will, prior to the consummation thereof, obtain and deliver to the Trustee an opinion from an Independent Financial Advisor that such Affiliate Transaction is either fair, from a financial point of view, to the Company and its Restricted Subsidiaries or is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

(b) Paragraph (a) above will not apply to:

(1) Affiliate Transactions with or among the Company and any Restricted Subsidiary (other than a Receivables Subsidiary) or between or among Restricted Subsidiaries (other than a Receivables Subsidiary);

(2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including, without limitation, retirement, health, stock option and other benefit plans), indemnification agreements or arrangements, compensation, employment and severance agreements or arrangements, in each case approved by the Board of Directors or senior management of the Company;

(3) transactions effected as part of a Qualified Receivables Transaction that are customary in connection therewith;

(4) (A) any transaction with an Affiliate where the only consideration paid by the Company or a Restricted Subsidiary is Qualified Capital Stock of the Company or (B) the issuance or sale of any Qualified Capital Stock of the Company;

(5) Affiliate Transactions undertaken pursuant to the terms of any contractual obligations or rights in existence on the Issue Date, and any amendment or supplement thereto that, taken in its entirety, is not materially less favorable to the Company or a Restricted Subsidiary, as the case may be, than such contractual obligation or right as in effect on the Issue Date;

(6) Permitted Investments and any Restricted Payments made in compliance with the covenant described under “— Limitation on Restricted Payments”; and

(7) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns an equity interest in, or otherwise controls, such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary has a beneficial interest in such Person.

Reports to Holders

Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will file with or furnish to the Commission, within the time periods applicable to the Company under the Exchange Act (unless such filing is not permitted under the Exchange Act or by the Commission), the annual reports, information, documents and other reports that the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company so files the same with the Commission (or would be required to so file if filing is not permitted by the Commission), deliver to the Holders by first-class mail to each Holder’s registered address and to the Trustee, copies of any such information, documents and reports (without exhibits) so required to be filed.

The availability of the foregoing materials on either the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) or on the Company’s website will be deemed to satisfy the Company’s delivery obligation.

In addition, at any time when the Company or the Issuer is not subject to or is not current in its reporting obligations, the Company or the Issuer, as the case may be, will make available, upon request, to any Holder, to securities analysts and to any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Events of Default

The following are “Events of Default” with respect to the Fixed Rate Notes or Floating Rate Notes, as the case may be:

(1) default in the payment when due of the principal of or premium, if any, on any Notes of such series, including the failure to make a required payment to purchase Notes of such series tendered pursuant to an optional redemption, Change of Control Offer or Asset Sale Offer;

(2) default for 30 days or more in the payment when due of interest (including additional interest payable under the Registration Rights Agreement) or Additional Amounts on any Notes of such series;

(3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with the covenant described under “— Certain Covenants — Limitation on Merger, Consolidation and Sale of Assets”;

(4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or in the Notes of such series for 60 days or more after written notice thereof to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

(5) default by the Company or any Restricted Subsidiary under any Indebtedness which:

(a) is caused by a failure to pay principal on such Indebtedness at its final stated maturity prior to the expiration of any applicable grace period provided in such Indebtedness; or

(b) results in the acceleration of such Indebtedness prior to its final stated maturity;

and, in each case, the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time aggregates $40.0 million or more;

(6) failure by the Company or any of the Restricted Subsidiaries to pay one or more final judgments entered by a court or courts of competent jurisdiction against any of them that exceed $40.0 million (net of amounts covered by insurance or bonded) for the payment of money, which judgment(s) are not satisfied, annulled, rescinded, discharged or stayed for a period of 60 days or more after such entry;

(7) certain events of bankruptcy affecting the Company, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(8) the Elan Note Guarantee or any Subsidiary Note Guarantee of any Subsidiary Note Guarantor that is a Significant Subsidiary is, or Subsidiary Note Guarantees of any group of Subsidiary Note Guarantors that, taken together, would constitute a Significant Subsidiary are, held to be unenforceable or invalid in a judicial proceeding, or the Company, any such Subsidiary Note Guarantor or any such group of Subsidiary Note Guarantors, denies or disaffirms the Company’s obligations under its Elan Note Guarantee, such Subsidiary Note Guarantor’s obligations under its Subsidiary Note Guarantee or such group of Subsidiary Note Guarantors’ obligations under their Subsidiary Note Guarantees, as the case may be.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Issuer and the Trustee, may declare (an “Acceleration declaration”) the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes of such series to be immediately due and payable. Upon such declaration of acceleration, the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes of such series will become immediately due and payable. If an Event of Default specified in clause (7) above with respect to the Company occurs, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes of such series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Fixed Rate Notes or Floating Rate Notes, as the case may be, as described in the preceding paragraph, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of such series may waive all past defaults and rescind and annul such acceleration and its consequences if all existing Events of Default with respect to such series except nonpayment of principal and interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture, and the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

The Holders of at least a majority in aggregate principal amount of the then-outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be, may waive any existing Default or Event of Default with respect to such series under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any (including Additional Amounts), or interest (including any additional interest) on any Notes of such series or in respect of a covenant or provision of the Indenture that cannot be modified or superseded without the consent of the Holder of each outstanding Note affected.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of then outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No Holder of any Fixed Rate Notes or Floating Rate Notes, as the case may be, will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1) such Holder gives to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of then outstanding Notes of such series make a written request to pursue the remedy;

(3) such Holders of the Notes of such series have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply within 60 days after receipt of such notice and the offer of security or indemnity; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of then-outstanding Notes of such series do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a Note of such series may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note of such series on or after the respective due dates expressed in such Note of such series (after giving effect to the grace period specified in clause (1) of the first paragraph of this “Events of Default” section).

The Company is required to deliver to the Trustee written notice of any event which would constitute certain Defaults or Events of Default, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company shall deliver to the Trustee, within 180 days after the end of each fiscal year, an Officers’ Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year. The Indenture provides that if a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder of the relevant series of Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium (including Additional Amounts), if any, or interest (including additional interest, if any) on any Fixed Rate Note or Floating Rate Note, as the case may be, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the relevant series of Notes.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Company and the Subsidiary Note Guarantors discharged with respect to the outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be (“Legal Defeasance”). Legal Defeasance means that (i) the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, (ii) the Company will be deemed to have paid and discharged the entire Indebtedness related to such series of Notes to the extent represented by the Elan Note Guarantee and (iii) the Subsidiary Note Guarantors will be deemed to have paid and discharged the entire Indebtedness related to such series of Notes to the extent represented by the Subsidiary Note Guarantees, and the Indenture will cease to be of further force or effect as to outstanding Notes of such series and the Elan Notes Guarantee and the Subsidiary Note Guarantees with respect to such series of Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due solely from the trust specified in clause (1) of the second succeeding paragraph;

(2) the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes of such series, mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Company and the Restricted Subsidiaries released with respect to most of the covenants that are described in the Indenture, except as otherwise described in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Fixed Rate Notes or Floating Rate Notes, as the case may be. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes of such series. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust for the benefit of the Holder of Fixed Rate Notes or Floating Rate Notes, as the case may be, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of, premium, if any, and interest on the Notes of such series, on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel from counsel in the United States reasonably acceptable to the Trustee to the effect that:

(a) the Issuer or the Company has received from, or there has been published by, Internal Revenue Service, a letter ruling of the Internal Revenue Service; or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will state that, the Holders of the Fixed Rate Notes or Floating Rate Notes, as the case may be, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, that such Opinion of Counsel need not be delivered if all Notes of the relevant series not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the Fixed Rate Notes or Floating Rate Notes, as the case may be, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) in the case of Legal Defeasance or Covenant Defeasance, the Issuer has delivered to the Trustee:

(a) an Opinion of Counsel in Ireland (or such other jurisdiction in which the Issuer and/or the Company is organized) from counsel reasonably acceptable to the Trustee and independent of the Issuer and the Company to the effect that the Holders of the Fixed Rate Notes or Floating Rate Notes, as the case may be, will not recognize income, gain or loss for Irish (or such other jurisdiction in which the Issuer is organized) tax purposes as a result of Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Irish (or such other jurisdiction in which the Issuer and/or the Company is organized) taxes on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; or

(b) a ruling directed to the Trustee received from the tax authorities of Ireland (or such other jurisdiction in which the Issuer and/or the Company is organized) to the same effect as the Opinion of Counsel described in clause (a) above;

(5) the Company will have delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (except any breach, violation or default as a result of the borrowing of the funds required to effect the deposit pursuant to clause (1) of this paragraph);

(6) the Issuer will have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made with the intent of preferring the Holders of the Fixed Rate Notes or Floating Rate Notes, as the case may be, over any other creditors of the Issuer or the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or the Company; and

(7) the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from counsel reasonably acceptable to the Trustee and independent of the Issuer and the Company, each stating that all conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) of this paragraph and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (4) of this paragraph, in each case, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of the Fixed Rate Notes or Floating Rate Notes, as the case may be, which will survive until all Notes of such series have been cancelled) as to all outstanding Notes when either:

(1) all the Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes of such series not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year or have been called for redemption pursuant to the provisions described under “— Optional Redemption”, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes of such series not theretofore delivered to the Trustee for cancellation;

(b) the Issuer has paid all sums payable by it under the Indenture; and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder of the Fixed Rate Notes or Floating Rate Notes, as the case may be, will be able to register the transfer of or exchange Notes of such series only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required to register the transfer of or exchange any Note:

(1) selected for redemption;

(2) for a period of 15 days before a selection of Notes to be redeemed; or

(3) between a record date and the next succeeding interest payment date.

For restrictions on the transfer and exchange of any Note, see “Book-Entry.”

Modification of the Indenture

From time to time, the Issuer, the Company, the Subsidiary Note Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture or the Notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, adding guarantees or covenants, issuing Additional Notes or Exchange Notes, to provide for the assumption of the Company’s or the Issuer’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of its assets in accordance with “— Limitation on Merger, Consolidation and Sale of Assets”, to release any Subsidiary Note Guarantor from any of its obligations under its Subsidiary Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any other change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act. Other modifications and amendments of the Indenture or the Fixed Rate Notes or Floating Rate Notes, as the case may be, may be made with the consent of the Holders of at least a majority in principal amount of then outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be, issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes of such series whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest and additional interest, if any, on any Notes of such series or change in any adverse respect the obligation of the Issuers and the Note Guarantors to pay Additional Amounts;

(3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes of such series, or change the date on which any Notes of such series may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4) make any Notes of such series payable in money other than that stated in the Notes of such series;

(5) make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note of such series on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes of such series to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred;

(7) make any change in the provisions of the Indenture described under “— Payment of Additional Amounts” that adversely affects the rights of any Holder of Notes of such series or amend the terms of the Notes of such series in a way that would result in a loss of exemption from Taxes;

(8) eliminate or modify in any manner the obligations of the Company with respect to its Elan Note Guarantee or of any Subsidiary Note Guarantor that is a Significant Subsidiary (or group of Subsidiary Note Guarantors that, taken together, would constitute a Significant Subsidiary) in respect of its Subsidiary Note Guarantee (or their Subsidiary Note Guarantees), which adversely affects Holders in any material respect, except as contemplated in the Indenture; or

(9) make any change in the provisions of the Indenture or the related definitions affecting the ranking of the Fixed Rate Notes, the Floating Rate Notes, the Elan Note Guarantee or any Subsidiary Note Guarantee in a manner which adversely affects the Holders.

Governing Law; Jurisdiction

The Indenture and the Notes will be governed by, and construed in accordance with, the law of the State of New York. The Issuer, the Subsidiary Note Guarantors and the Company consent to the non-exclusive jurisdiction of the Federal and State courts located in the City of New York, Borough of Manhattan, and have appointed an agent for service of process with respect to any actions brought in these courts arising out of or based on the Indenture or the Notes.

The Trustee

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign as provided in the TIA.

No Personal Liability

No incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Issuer, the Company or any Subsidiary Note Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture, the Company under the Elan Note Guarantee or the Indenture or any Subsidiary Note Guarantor under its Subsidiary Note Guarantee or the Indenture for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes, the Elan Note Guarantee and the Subsidiary Note Guarantees. The waiver may not be effective to waive liabilities under the U.S. federal securities laws. It is the view of the Commission that this type of waiver is against public policy.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“AAA Rated Country” means a country having, at any date of determination, a credit rating of AAA from S&P or Aaa from Moody’s.

“Acceleration Declaration” has the meaning set forth under “— Events of Default.”

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person becomes a Restricted Subsidiary of or merges or consolidates with or into such specified Person or (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary becomes a Restricted Subsidiary or was otherwise acquired by such specified Person, or such asset was acquired by such specified Person, as applicable. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary of or merges or consolidates with or into such specified Person or at the time such asset is acquired by such specified Person.

“Additional Amounts” has the meaning set forth under “— Payment of Additional Amounts” above.

“Additional Fixed Rate Notes” has the meaning set forth under “— Additional Notes” above.

“Additional Floating Rate Notes” has the meaning set forth under “— Additional Notes” above.

“Additional Notes” has the meaning set forth under “— Additional Notes” above.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. No Person (other than the Company or any Subsidiary of the Company) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. For purposes of the covenant described under “— Certain Covenants — Limitation on Transactions with Affiliates”, Affiliates will be deemed to include, with respect to any specified Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the specified Person or (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the specified Person. For purposes of this definition, the terms “Controlling”, “Controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning set forth under “— Certain Covenants — Limitation on Transactions with Affiliates.”

“Alternative Offer” has the meaning set forth under “— Change of Control.”

“Applicable Fixed Rate Premium” has the meaning set forth under “— Optional Redemption — Fixed Rate Notes — Make Whole Redemption.”

“Applicable Floating Rate Premium” has the meaning set forth under “— Optional Redemption — Floating Rate Notes — Make Whole Redemption.”

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or is merged with or into the Company or any Restricted Subsidiary;

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3) any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”), by the Company or any Restricted Subsidiary of:

(a) any Capital Stock (other than Capital Stock of the Company); or

(b) any properties or assets (other than Capital Stock, cash or Cash Equivalents) of the Company or any Restricted Subsidiary made outside the ordinary course of business.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) a disposition permitted under “— Certain Covenants — Limitation on Merger, Consolidation and Sale of Assets”;

(2) the disposition of damaged, obsolete or worn-out equipment or assets that are no longer useful in the business of the Company or any of its Restricted Subsidiaries;

(3) the making of Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(4) the creation of or realization on any Lien permitted under the Indenture;

(5) the sale or grant of licenses or sublicenses to use, or the assignment of, patents, trade secrets, know-how and other intellectual property, and the grant of licenses or sublicenses to use, or the lease or sublease of, other properties or assets of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries;

(6) a disposition between or among the Company and/or the Restricted Subsidiaries;

(7) sales of accounts receivable and related assets of the type described in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary in a Qualified Receivables Transaction;

(8) a transfer of accounts receivable and related assets of the type described in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

(9) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(10) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(11) any disposition by the Company or any of its Restricted Subsidiaries of any security classified, under GAAP, as an investment security or a marketable investment security on the consolidated balance sheet of the Company as of the Issue Date; provided that the aggregate Net Cash Proceeds received by the Company or its Restricted Subsidiaries with respect to securities disposed of pursuant to this clause (11) shall not exceed $135 million; and

(12) any disposition that, but for this clause, would be Asset Sales, if after giving effect to such disposition, the aggregate Fair Market Value of the assets disposed of in such transaction or any such series of related transactions does not exceed $5 million.

“Asset Sale Offer” has the meaning set forth under “— Certain Covenants — Limitation on Asset Sales.”

“Asset Sale Offer Amount” has the meaning set forth under “— Certain Covenants — Limitation on Asset Sales.”

“Asset Sale Offer Payment Date” has the meaning set forth under “— Certain Covenants — Limitation on Asset Sales.”

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any Designation with respect to an Unrestricted Subsidiary and (2) any sale or other disposition of property or assets excluded from the definition of “Asset Sale” by clause (3) or (11) of that definition.

“Athena” means Athena Neurosciences Finance, LLC, a Delaware limited liability company.

“Athena Indenture” means the Indenture, dated as of February 21, 2001, by and among Athena, as issuer, the Company, as guarantor, and The Bank of New York, as trustee, as supplemented by the First Supplemental

Indenture, dated as of February 21, 2001, by and among Athena, as issuer, the Company, as guarantor, and The Bank of New York, as trustee, in each case, as may be amended, modified or supplemented from time to time.

“Athena Notes” means the 7.25% Guaranteed Senior Notes due 2008 issued from time to time pursuant to the Athena Indenture.

“Board of Directors” means, with respect to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above (but excluding any debt securities convertible, exercisable or exchangeable into the same).

“Capitalization” means, with respect to any Person, combined debt and equity capital or assets.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations for financial reporting purposes under GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States or any European Union Country or issued by any agency thereof and backed by the full faith and credit of the United States or any European Union Country, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any European Union Country or any political subdivision of any such jurisdiction or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtaining from either S&P or Moody’s (or the equivalent rating by a comparable rating agency in any European Union Country);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) overnight bank deposits, demand deposits, certificates of deposit, time deposits, bankers’ acceptances or money market deposits (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any European Union Country, or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million (or the foreign currency equivalent thereof);

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) the sale, assignment, transfer, lease, conveyance or other disposition of, in a single transaction or in a related series of transactions, all or substantially all the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(2) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of more than 40% of the total voting power of the Voting Stock of the Company;

(3) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company;

(4) the approval by the holder of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with the provisions of the Indenture); or

(5) the Company consolidates with, or merges with or into, another Person, other than a transaction where the Person or Persons that, immediately prior to such transaction “beneficially owned” the outstanding Voting Stock of the Company are, by virtue of such prior ownership, the “beneficial owners” in the aggregate of a majority of the total voting power of then outstanding Voting Stock of the surviving or transferee person (or if such surviving or transferee Persons is a direct or indirect wholly-owned subsidiary of another Person, such Person who is the ultimate parent entity), in each case whether or not such transaction is otherwise in compliance with the Indenture.

“Change of Control Offer” has the meaning set forth under “— Change of Control.”

“Change of Control Payment” has the meaning set forth under “— Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “— Change of Control.”

“Commission” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

“Commodity Price Protection Agreement” means, with respect to any Person, any forward contract, futures contract, commodity swap, commodity option or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company Merger or Sale Event” has the meaning set forth under the covenant described under “— Certain Covenants — Limitation on Merger, Consolidation and Sale of Assets.”

“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such Person for such period, plus, without duplication, the following, to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Income Tax Expense for such Person for such period; plus

(2) Consolidated Net Interest Expense for such Person for such period; plus

(3) Consolidated Non-cash Charges for such Person for such period; plus

(4) any fees, expenses or charges related to any Equity Offering or Incurrence of Indebtedness permitted by the Indenture (whether or not consummated or Incurred).

less, without duplication:

(a) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period (excluding any such credit or gain which constitutes the reversal of an accrual of, or a reserve for, anticipated cash charges for any future period); and

(b) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for income taxes payable by such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Fixed Charge Coverage Ratio” means, with respect to any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full consecutive fiscal quarters for which financial statements for such Person are available ending prior to the date of such determination to Consolidated Net Fixed Charges of such Person for such period; provided that, in the case of the Company, for any date of determination occurring before the date on which financial statements of the Company for the two full consecutive fiscal quarters ending on March 31, 2007 are available, the Consolidated Net Fixed Charge Coverage Ratio for such date of determination shall be the ratio of (i) Consolidated EBITDA of the Company for the two most recent full consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination multiplied by two to (ii) Consolidated Net Fixed Charges of the Company multiplied by two. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Net Fixed Charges” will be calculated after giving effect on a pro forma basis, for the period (the “Period”) for which the Consolidated Net Fixed Charge Coverage Ratio is being determined to:

(1) the Incurrence of any Indebtedness of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including the Incurrence of any Indebtedness giving rise to the need to make such determination, occurring during such Period or at any time subsequent to the last day of such Period and on or prior to such date of determination, as if such Incurrence occurred on the first day of such Period;

(2) the repayment, redemption, repurchase, defeasance or other acquisition, retirement or discharge of any Indebtedness of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) that is no longer outstanding on such date of determination, including the repayment, redemption, repurchase, defeasance or other acquisition, retirement or discharge of any Indebtedness occurring in connection with a transaction giving rise to the need to make such determination, occurring during such Period or at any time subsequent to the last day of such Period and on or prior to such date of determination, as if such repayment, redemption, repurchase, defeasance or other acquisition, retirement or discharge occurred on the first day of such Period; and

(3) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination, that occurred during such Period or at any time subsequent to the last day of such Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of such Period.

For purposes of this definition, whenever pro forma effect is to be given to any Asset Sale Transaction, Asset Acquisition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Net Interest Expense associated with any Indebtedness Incurred or repaid, redeemed, repurchased, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such Asset Sale Transaction, Asset Acquisition or other transaction) will be as determined in good faith by a responsible financial or accounting officer of such Person. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of such Person or a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company), a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness will be calculated by applying such optional rate as such Person or such Subsidiary (Restricted Subsidiary, in the case of the Company) may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness will be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Net Interest Expense for such Person for such period; plus

(2) the amount of all cash dividends or distributions on any series of Preferred Stock or Disqualified Stock of such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) paid during such period, excluding dividends and distributions paid to such Person or another Subsidiary of such Person (Restricted Subsidiary, in the case of the Company).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate net income (or loss) of such specified Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there will be excluded therefrom:

(1) net after-tax gains or losses realized upon any Asset Sale Transaction or abandonments or reserves relating thereto;

(2) (a) net after-tax items classified as extraordinary gains or losses, (b) non-cash unusual or nonrecurring gains or losses (including, without limitation, all non-cash restructuring and acquisition integration costs and any non-cash expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock) and (c) gains or losses incurred relating to (i) the settlement reached with respect to the investigation of the Company, commenced in February 2002, by the Commission’s Division of Enforcement, (ii) the settlement reached with respect to the shareholder class action commenced in February 2002 and (iii) restructuring charges relating to the Company’s recovery plan completed on February 12, 2004;

(3) the net income (but not loss) of any Subsidiary of the specified Person (Restricted Subsidiary, in the case of the Company) to the extent that a corresponding amount could not be distributed to the specified Person at the date of determination as a result of any restriction pursuant to such constituent documents of such Subsidiary (Restricted Subsidiary, in the case of the Company) or any law, regulation, agreement or judgment applicable to any such distribution unless such restrictions have been legally waived; provided, however, that for purposes of calculating Consolidated EBITDA, the net income (but not loss) of a Subsidiary Note Guarantor shall not be excluded hereunder to the extent that a corresponding amount could not be distributed to the specified Person at the date of determination as a result of any restriction pursuant to any applicable law, rule or regulation or restrictions permitted by clause (l) of “— Certain Covenants — Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) the net income (but not loss) of any Person, other than the specified Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), except that the specified Person’s equity in the net income of such Person for such period will be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the specified Person or a Subsidiary of the specified Person (Restricted Subsidiary, in the case of the Company) as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary (Restricted Subsidiary, in the case of the Company), to the limitations contained in clause (3) above) and excluding any amounts included in the definition of “Investment Return”;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following November 16, 2004;

(6) the cumulative effect of changes in accounting principles;

(7) all deferred financing costs written off and net after-tax gains or losses attributable to early extinguishment of Indebtedness;

(8) any unrealized gains or losses with respect to Hedging Obligations;

(9) any non-cash compensation charge, including, without limitation, in connection with the grant of stock, stock options or other equity-based awards;

(10) net after-tax gains or losses from discontinued operations;

(11) any increase in depreciation or amortization or any non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated after November 16, 2004;

(12) for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”, the net income (or loss) of any Person acquired in a “pooling of interests” transaction for any period prior to the date of such acquisition; and

(13) net after-tax non-cash gains or losses due solely to fluctuations of currency values and unrealized gains or losses with respect to Hedging Obligations.

In addition, for purposes of clause (3)(C) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”, any Investment Return included in such clause will be excluded from Consolidated Net Income.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period, net of any interest income of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), determined on a consolidated basis in accordance with GAAP, excluding, to the extent otherwise included in such interest expense, amortization or write-off of deferred financing costs, but including, without limitation, the following, whether or not constituting interest expense in accordance with GAAP:

(1) any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person or its Subsidiaries (Restricted Subsidiaries, in the case of the Company) in the form of additional Indebtedness;

(2) all capitalized interest;

(3) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances;

(4) any interest not otherwise included in Consolidated Net Interest Expense for such Person on Indebtedness of another Person (other than a Subsidiary (Restricted Subsidiary in the case of the Company) of such Person) that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) whether or not such Guarantee or Lien is called upon; and

(5) interest expense attributable to Capitalized Lease Obligations.

Consolidated Net Interest Expense will be determined after giving effect to any net payments made or received by such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) with respect to Interest Rate Agreements.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash charges, expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period, determined on a consolidated basis in accordance with

GAAP (excluding any such charge which constitutes an accrual of, or a reserve for cash charges for, any anticipated future period).

“Consolidated Total Assets” means the total consolidated assets of the Company and the Restricted Subsidiaries as set forth on the most recent balance sheet of the Company, prepared in accordance with GAAP.

“Convertible Note Indenture” means the Indenture, dated as of November 10, 2003, by and among Elan Capital Corp. Ltd., as issuer, the Company, as guarantor, and The Bank of New York, as trustee, as may be amended, modified or supplemented from time to time.

“Convertible Notes” means the 6.50% Convertible Guaranteed Notes due 2008 issued pursuant to the Convertible Note Indenture.

“Covenant Defeasance” has the meaning set forth under “— Legal Defeasance and Covenant Defeasance.”

“Covenant Reinstatement Date” has the meaning set forth under “Certain Covenants — Covenant Suspension.”

“Covenant Reinstatement Period” has the meaning set forth under “Certain Covenants — Covenant Suspension.”

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary designed to hedge foreign currency risk of such Person.

“Debt Facility” means one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee (which may be outstanding at the same time), providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper or any other form of senior debt securities and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or trustee or trustees.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Company that is issued for cash (other than to a Subsidiary of the Company) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(B) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Designation” has the meanings set forth under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Disqualified Capital Stock” means, with respect to any Person, that portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or exercisable, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a change of control or asset sale; provided that the relevant change of control or asset sale provisions, taken as a whole, are no more favorable in any material respect to the holders of such Capital Stock than the change of control and asset sale provisions applicable to the Notes and any purchase requirements triggered thereby may not become operative prior to compliance with the provisions of the Indenture described under “— Change of Control” or “— Certain Covenants — Limitation on Asset Sales”, as the case may be, including the purchase of the Notes tendered pursuant thereto), in any case, on or prior to the Stated Maturity of the Notes; provided that any Capital Stock of such Person that would otherwise be Disqualified Capital Stock that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of

Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Elan Note Guarantee” means the guarantee of the Issuer’s obligations under the Notes and the Indenture provided by the Company pursuant to the Indenture.

“Equity Offering” has the meaning set forth under “— Optional Redemption — Fixed Rate Notes.”

“European Union Country” means any member of the European Union (other than Greece, Portugal or any country admitted to the European Union on or after January 1, 2004).

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth under “Exchange Offer; Registration Rights.”

“Existing 2011 Notes” means the 7 3/4% Senior Fixed Rate Notes due 2011 and the Senior Floating Rate Notes due 2011 issued from time to time pursuant to the Existing 2011 Notes Indenture.

“Existing 2011 Notes Indenture” means the Indenture, dated as of November 16, 2004, by and among the Issuer, the Company, the note guarantors named therein and The Bank of New York, as trustee, as may be amended, modified or supplemented from time to time.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset will be determined conclusively by the Board of Directors of the Company acting in good faith.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary incorporated or organized in any jurisdiction outside the United States or Ireland.

“GAAP ” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on November 16, 2004.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations”, of any Person, means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

“Holder” means the Person in whose name a Note is registered in the Note register.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” will have meanings correlative to the preceding); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock with the same terms and increases in Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) will be deemed Incurred at the time of original issuance of the Indebtedness at the accreted amount thereof.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6) Guarantees of such Person in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (9) below (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of (a) the Fair Market Value of such property or asset and (b) the amount of the Indebtedness so secured;

(8) to the extent not otherwise included in this definition, all obligations under Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at any time); and

(9) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Capital Stock issued by such Person, but excluding accrued dividends (the amount of such Obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Disqualified Capital Stock, or if less (or if such Disqualified Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value will be as conclusively determined in good faith by the Board of Directors of the Company or the Board of Directors of the issuer of such Disqualified Capital Stock, in each case as evidenced by a Board Resolution).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Interest Rate Agreement” of any Person means any interest rate protection agreement, interest rate swaps, caps, floors or collars, option, future or derivative agreements or arrangements and similar agreements or arrangements and/or other types of hedging agreements as of which such Person is a party or beneficiary designed to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1) direct or indirect loan, advance or other extension of credit (other than accounts receivable and trade credit and advances to customers, suppliers, directors, officers or employees in the ordinary course of business, in each case accounted for as current assets by such Person) (including, without limitation, a Guarantee) to any other Person;

(2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person (excluding accounts receivable and trade credit incurred in the ordinary course and accounted for as current assets by such Person which do not constitute equity capital of such Person); or

(3) purchase or acquisition by such Person for consideration of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

“Invest”, “Investing” and “Invested” will have corresponding meanings.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation in an amount equal to the portion (proportionate to the equity interest of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) at the time) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of its Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition. The amount of any Investment outstanding at any time will be the original cost of such Investment without giving effect to any subsequent changes in value.

“Investment Grade” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) that was treated as a Restricted Payment made after November 16, 2004 by the Company or any Restricted Subsidiary:

(1) the aggregate amount of cash and the Fair Market Value of property or assets other than cash received by the Company or any of its Restricted Subsidiaries from:

(a) the sale or other disposition (other than to the Company or any of its Restricted Subsidiaries) of any such Investment and from repurchases and redemptions of such Investment from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Restricted Subsidiaries) and from repayments of any loan or advance which constitutes such an Investment;

(b) the sale (other than to the Company or any of its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary; and

(c) a distribution or dividend from an Unrestricted Subsidiary; and

(2) in the event of the Revocation of the Designation of an Unrestricted Subsidiary, or the merger or consolidation of an Unrestricted Subsidiary with or into, or the transfer or conveyance by an Unrestricted

Subsidiary to, or the liquidation of an Unrestricted Subsidiary into, the Company or any of its Restricted Subsidiaries, the Fair Market Value of such Investment in such Unrestricted Subsidiary at the time of Revocation, merger, consolidation or liquidation (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with such Unrestricted Subsidiary subject to such Revocation, merger, consolidation or liquidation or any Indebtedness associated with the assets so transferred or conveyed.

“Issue Date” means November 22, 2006.

“Issuer Merger or Sale Event” has the meaning set forth under “— Certain Covenants — Limitation on Merger, Consolidation or Sale of Assets.”

“Legal Defeasance” has the meaning set forth under “— Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any property or asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) in respect of such asset; provided that the lessee in respect of a Capitalized Lease Obligation will be deemed to have Incurred a Lien on the property leased thereunder.

“London Banking Day” has the meaning set forth under “— Principal, Maturity and Interest.”

“Material Restricted Subsidiary” means all Restricted Subsidiaries of the Company which, in the aggregate, do not constitute “minor subsidiaries” as defined in Rule 3-10(h) of Regulation S-X promulgated pursuant to the Exchange Act as in effect on the Issue Date.

“Moody’s” has the meaning set forth under “— Certain Covenants — Covenant Suspension.”

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by the Company or any of the Restricted Subsidiaries from such Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in such Asset Sale), net of:

(1) direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and the sale or disposition of such non-cash consideration, and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable in respect of such Asset Sale and the sale or disposition of such non-cash consideration after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) all payments made, and all payments required to be made, on any Indebtedness secured by a Lien that is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“Note Guarantee” means each of the Elan Note Guarantee and each Subsidiary Note Guarantee.

“Note Guarantor” means the Company (for so long as it provides the Elan Note Guarantee) and each Subsidiary Note Guarantor.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company.

“Pari Passu Indebtedness” means, with respect to the Issuer, the Company or any Subsidiary Note Guarantor, the Notes, the Elan Note Guarantee or the relevant Subsidiary Note Guarantee, as the case may be, and any other Indebtedness of the Issuer, the Company or a Subsidiary Note Guarantor, as the case may be, which ranks equal in right of payment with the Notes, the Elan Note Guarantee or the relevant Subsidiary Note Guarantee, as the case may be, including, without limitation, the Athena Notes, the Convertible Notes and the Existing 2011 Notes and, in each case, the guarantees thereof by the Note Guarantors and/or the Issuer, as applicable.

“Period” has the meaning set forth in the definition of “Consolidated Net Fixed Charge Coverage Ratio.”

“Permitted Business” means the business or businesses conducted by the Company and the Restricted Subsidiaries as of the Issue Date, any business activity that is a reasonable extension, development or expansion thereof or any business ancillary or complementary thereto.

“Permitted Indebtedness” has the meaning set forth under paragraph (b) of “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness.”

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(2) Investments by any Restricted Subsidiary in the Company or any other Restricted Subsidiary;

(3) Investments by the Company in any Restricted Subsidiary;

(4) Investments in cash and Cash Equivalents;

(5) Investments in existence, or made pursuant to legally binding written commitments in existence, on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increase thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investment as in existence on the Issue Date);

(6) securities or other Investments received as consideration for, or retained in connection with, any Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or any other sale or disposition of properties or assets not constituting an Asset Sale;

(7) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries, or as a result of foreclosure, perfection or enforcement or any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(8) Hedging Obligations Incurred in compliance with clause (b)(4) of the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”;

(9) pledges or deposits described in the definition of “Permitted Liens”;

(10) bonds secured by assets leased to and operated by the Company or any of its Restricted Subsidiaries that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds or terminating the transaction;

(11) any Investment to the extent made using solely Qualified Capital Stock of the Company as consideration;

(12) any Investment by the Company or any of its Restricted Subsidiaries in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) including, without limitation, investments in joint ventures that are not Subsidiaries of the Company, in an amount, taken together with all other Investments made pursuant to this clause (12), not to exceed the greater of $200 million and 5% of Consolidated Total Assets (with the amount of each Investment being measured at the time made without giving effect to any subsequent change in value); provided that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Company at the date of making of such Investment and such Person becomes a Restricted Subsidiary of the Company after the Issue Date, such Investment will thereafter be deemed to have been made pursuant to clause (2) or (3) above, as the case may be, and will cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

(14) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(15) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Capital Stock of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction and any other Investment by the Company or any Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, in each case as customary in connection therewith; and

(16) advances to officers, directors and employees for business-related expenses and other similar expenses, in each case in the ordinary course of business.

“Permitted Liens” means any of the following:

(1) Liens Incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance and self-insurance arrangements), including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

(2) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(3) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(4) Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”;

(5) Liens existing on the Issue Date;

(6) Liens securing Acquired Indebtedness Incurred in accordance with “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” (including clause (b)(11) thereof); provided that

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of, such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

(b) such Liens do not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(7) Liens securing Purchase Money Indebtedness; provided that (a) the Indebtedness will not exceed the cost of such property and is not secured by a Lien on any property or assets other than the property or assets so acquired, constructed or installed and improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days after such acquisition, construction or installation or, in the case of any Refinancing of any such Indebtedness, within 180 days after such Refinancing;

(8) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(9) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(10) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(11) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(12) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(13) (i) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(14) Liens arising out of judgments, decrees, orders or awards in respect of which the Company will in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings will not have been finally terminated, or the period within which such appeal or proceedings may be initiated will not have expired;

(15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiary, taken as a whole;

(16) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(17) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(19) bankers’ liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case will any such Lien secure the repayment of Indebtedness;

(20) Liens in favor of the Company, the Issuer or any Subsidiary Note Guarantor;

(21) Liens on accounts payable and related assets of the type specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(22) Liens arising from filing Uniform Commercial Code Financing Statements regarding leases;

(23) Liens securing (a) at any time other than a Suspension Period, Indebtedness under the Debt Facilities in an aggregate principal amount not to exceed the amount of Indebtedness permitted to be Incurred under clause (b)(2) of the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” (whether or not such Indebtedness is Incurred under such clause (b)(2)), or (b) the Notes, the Elan Note Guarantee or the Subsidiary Note Guarantees;

(24) Liens on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not in connection therewith or in anticipation thereof);

(25) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such property or assets and not incurred in connection therewith or in anticipation thereof; provided that such Liens do not extend to any other property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) of the Company or any Restricted Subsidiary;

(26) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(27) Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (5), (6), (7), (24) and (25); provided that such Liens do not extend to any other property or assets of the Company or any Restricted Subsidiary; and

(28) Liens (other than Liens securing Subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and the Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (27) above, do not exceed (i) $25 million or (ii) during a Suspension Period, 15% of Consolidated Total Assets; provided that the aggregate principal amount of Indebtedness secured by Liens outstanding under clause 23(a) of this definition of “Permitted Liens” on the date of the relevant Rating Event shall be deemed to have been Incurred pursuant to this clause (ii) as of the date such Indebtedness was originally Incurred.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing or refinancing all or any part of the purchase price, or other cost of acquisition, construction, installation or improvement, of any property (real or personal) or asset by the Company or any Restricted Subsidiary, and whether acquired through the direct purchase or acquisition of such property or assets or the purchase or acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible or exchangeable into Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person that is not a Subsidiary of the Company and satisfies the provisions of clauses (a) through (c) of the definition of Receivables Subsidiary (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any of its Subsidiaries in connection such accounts receivable. The grant of a security interest in any accounts receivable of the Company or any Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Debt Facility will not be deemed a Qualified Receivables Transaction.

“Rating Event” has the meaning set forth under “— Certain Covenants — Covenant Suspension.”

“Receivables Repurchase Obligation” means any obligation of a seller of accounts receivables in a Qualified Receivables Transaction to repurchase accounts receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of an account receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors (which resolution will be conclusive) of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinanced Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness.”

“Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued to Refinance, within 90 days after the Incurrence of such Indebtedness, any other Indebtedness of the Company or any of its Subsidiaries (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinanced Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to holders of the Refinanced Indebtedness and reasonable expenses (including underwriting discounts) incurred in connection with the Incurrence of the Refinanced Indebtedness;

(2) the obligor of Refinancing Indebtedness does not include any Person (other than the Company, the Issuer or any Subsidiary Note Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes, the Elan Note Guarantee or any Subsidiary Note Guarantee, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinated in right of payment to the Note, the Elan Note Guarantee or such Subsidiary Note Guarantee, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness or (b) after the Stated Maturity of the Refinanced Indebtedness; and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness that is scheduled to mature prior to the Stated Maturity of the Notes.

“Restricted Payment” has the meaning set forth under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“S&P” has the meaning set forth under “— Certain Covenants — Covenant Suspension.”

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Significant Subsidiary” means any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any of its Subsidiaries, which the Company has determined in good faith to be customary in a Qualified Receivables Transaction including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Issuer, the Company or any Subsidiary Note Guarantor, any Indebtedness which is expressly subordinated in right of payment to the Notes, the Elan Note Guarantee or the relevant Subsidiary Note Guarantee, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Subsidiary Note Guarantee” means any guarantee of the Issuer’s obligations under the Notes and the Indenture provided by a Restricted Subsidiary pursuant to the Indenture until such time as such guarantee is released in accordance with the Indenture.

“Subsidiary Note Guarantor” means any Restricted Subsidiary that provides a Subsidiary Note Guarantee pursuant to the Indenture until such time as its Subsidiary Note Guarantee is released in accordance with the Indenture.

“Successor Date” has the meaning set forth under “— Payment of Additional Amounts — Optional Redemption — Tax Redemption.”

“Successor Person” has the meaning set forth under “— Tax Redemption.”

“Surviving Entity” has the meaning set forth under “— Certain Covenants — Limitation on Merger, Consolidation and Sale of Assets.”

“Suspended Covenants” has the meaning set forth under “Certain Covenants — Covenant Suspension.”

“Suspension Period” means any period during which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants pursuant to “Certain Covenants — Covenant Suspension.”

“Taxes” has the meaning set forth under “— Payment of Additional Amounts.”

“Taxing Jurisdiction” has the meaning set forth under “— Payment of Additional Amounts.”

“Three-Month LIBOR” has the meaning set forth under “— Principal, Maturity and Interest.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

“Treasury Rate” has the meaning set forth under “— Optional Redemption.”

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company Designated as such pursuant to “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries” and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1) the then-outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2) the sum of the products obtained by multiplying:

(a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

BOOK-ENTRY

General

The exchange Notes will be represented by one or more registered global notes without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), as described below under “— Depositary Procedures”. So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such Notes represented by the Global Notes for all purposes of the indenture.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes”.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of Participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Pursuant to procedures established by DTC:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•	ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants or Indirect Participants in such system. Euroclear and Clearstream will hold interests in the Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of beneficial owners of interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see “— Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture governing the Notes for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee (or the paying agent if other than the Trustee) to DTC in its capacity as the registered holder under the indenture related to the Notes. The Issuers and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

The Global Notes are exchangeable for certificated Notes in definitive, fully registered form without interest coupons (“Certificated Notes”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and in each case we fail to appoint a successor depositary within 90 days of such notice,

•	We notify the Trustee in writing that the Global Note shall be so exchangeable, or

•	if there shall have occurred and be continuing an Event of Default with respect to the Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Notes received in exchange for outstanding Notes where such outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date of acceptance of Notes for exchange, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange Notes. Any broker-dealer that resells exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange Notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material United States federal income tax consequences of the exchange of an outstanding Note for an exchange Note and the beneficial ownership and disposition of an exchange Note. Except where noted, the following discussion deals only with purchasers of Notes who hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not deal with special situations, such as those of broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, holders that own 10% or more of the total combined voting power of all Elan’s classes of stock, financial institutions, insurance companies, certain short-term holders of Notes, partnerships or other pass-through entities or investors in such entities, persons hedging their exposure in the Notes or holding Notes as part of a hedging or conversion transaction, a straddle or a constructive sale, persons who have ceased to be United States citizens or to be taxed as resident aliens and United States Holders (as defined below) whose functional currency is not the U.S. dollar. Holders should be aware that the U.S. federal income tax consequences may be materially different for investors described in the prior sentence, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions. Furthermore, the following discussion is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other U.S. federal tax laws such as estate or gift tax.

As used herein, a “United States Holder” is a beneficial owner of a Note that is: (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and on August 19, 1996 was treated as a domestic trust and has elected to be treated as a U.S. person.

A “Non-United States Holder” is a beneficial owner of a Note that is for U.S. federal income tax purposes a nonresident alien individual or a corporation, trust or estate that is not a United States Holder.

For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity (or any other entity treated as a partnership or flow-through entity for U.S. federal income tax purposes) is attributed to its owners. Accordingly, if such a partnership or other flow-through entity holds Notes, the U.S. federal income tax treatment of a partner in the partnership or owner of an equity interest in the flow-through entity will generally depend on the status of the partner or owner and the activities of the partnership or flow-through entity.

Special rules may apply to certain Non-United States Holders, such as “Controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them or to the shareholders.

PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER U.S. FEDERAL TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

Exchange of Notes

The exchange of an outstanding Note for an exchange Note pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, (i) no gain or loss will be recognized by a holder upon receipt of an exchange Note, (ii) the holding period of the exchange Note will include the holding period of the outstanding Note immediately before the exchange and (iii) the tax basis of the exchange Note will be the same as the tax basis of the outstanding Note immediately before the exchange.

United States Holders

Interest

A United States Holder generally will be required to include in its gross income as ordinary interest income the stated interest on a Fixed Rate Note and Additional Amounts, if any, on account of non-U.S. withholding taxes on interest payments (without reduction for any such taxes withheld) on at the time such interest accrues or is received, in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. The Floating Rate Notes should constitute “variable rate debt instruments” and the interest payments on such Notes should be considered “qualified stated interest” under Section 1.1275-5 of the Treasury Regulations. Accordingly, a United States Holder generally will be required to include in its gross income as ordinary interest income the interest payments on a Floating Rate Note and Additional Amounts, if any, on account of non-U.S. withholding taxes on interest payments (without reduction for any such taxes withheld) at the time such interest accrues or is received, in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. Interest on the Notes generally will be treated as foreign source income for U.S. federal tax purposes.

Market Discount

Under the market discount rules of the Code, a United States Holder who purchased an outstanding Note at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the exchange Note received in exchange therefor as ordinary income to the extent of the accrued market discount (during the periods in which the holder held the outstanding Note and exchange Note) that has not been previously included in income. Market discount is generally defined as the amount by which a United States Holder’s purchase price for a Note is less than the Note’s stated redemption price at maturity (generally, the Note’s principal amount) on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the Note unless a United States Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis. A United States Holder of a Note with market discount may be required to defer part or all of its interest deductions with respect to any debt incurred or continues to purchase or carry such Note (unless the United States Holder elects to include market discount in income on a current basis, as described below).

A United States Holder of a Note may elect to report market discount as ordinary income as it accrues — on either a ratable or a constant yield basis. If a United States Holder makes this election, the rules regarding the treatment of gain upon the disposition of the Note and upon the receipt of certain cash payments as ordinary income and regarding the deferral of interest deductions will not apply. Currently, if the foregoing election is made by a United States Holder, the election will apply to all market discount obligations acquired by such holder during or after the first taxable year to which the election applies, and the election may not be revoked without the consent of the Internal Revenue Service.

Amortizable Bond Premium

A United States Holder who purchased an outstanding Note for an amount in excess of its principal amount will be considered to have purchased the outstanding Note at a premium. A United States Holder may elect to amortize the premium over the remaining term of the exchange Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder’s interest income from the exchange Note. A United States Holder who elects to amortize the premium on a Note must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. Bond premium on a Note held by a United States Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the Note.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Subject to the market discount rules described above, a United States Holder generally will recognize capital gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any such amount attributable to accrued interest (which will be taxable as described above to the extent not previously included in income), and the United States Holder’s adjusted tax basis in the Note. A United States Holder’s adjusted tax basis in a Note will, in general, be the United States Holder’s cost therefor increased by the amount of any market discount previously included in income and decreased by the amount of any previously amortized bond premium.

Any gain or loss recognized by a United States Holder on the sale, exchange, redemption, retirement or other disposition of a Note that such United States Holder has held for more than one year generally will be long-term capital gain or loss. Long-term capital gains recognized by a non-corporate United States Holder generally will be subject to tax at a maximum rate of 15%, which maximum tax rate will increase under current law to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a United States Holder on the sale, exchange, redemption, retirement or other disposition of a Note generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments of interest on the Notes and the proceeds from a sale or other disposition of the Notes unless the holder of the Notes establishes an exemption from the information reporting rules. A holder of Notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules.

Any amounts withheld under the backup withholding rules from a payment to a holder of the Notes will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-United States Holders

Interest and Disposition

In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a Non-United States Holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, Notes, unless:

•	the interest or gain is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of Notes, the Non-United States Holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a United States Holder. In addition, if such Non-United States Holder is a non-U.S. corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding

If the Notes are held by a Non-United States Holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the Notes are held by a Non-United States Holder through a U.S. (or U.S. related) broker or financial institution and the Non-United States Holder fails to provide appropriate information. Non-United States Holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

IRELAND TAXATION

The following is a summary based on the laws and practices currently in force in Ireland regarding the tax position of investors beneficially owning their exchange Notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding exchange Notes. It does not purport to be a complete description of all of the tax consequences that may be relevant to a decision to subscribe for, buy, hold, sell, redeem, exchange or dispose of the exchange Notes and does not constitute tax or legal advice. Prospective investors in the exchange Notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the exchange Notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 per cent), is required to be withheld from payments of Irish source interest. However, an exemption from withholding on interest payments exists under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain securities (“quoted Eurobonds”) issued by a body corporate (such as the Issuers) which are interest bearing and quoted on a recognised stock exchange (which would include the Irish Stock Exchange).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

(a) the person by or through whom the payment is made is not in Ireland; or

(b) the payment is made by or through a person in Ireland, and either:

(i) the quoted Eurobond is held in a clearing system recognised by the Irish Revenue Commissioners (Euroclear and Clearstream, Luxembourg are so recognised), or

(ii) the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as an Irish paying agent) in the prescribed form.

So long as the exchange Notes are quoted on a recognised stock exchange and are held in Euroclear and/or Clearstream, Luxembourg, interest on the exchange Notes can be paid by the Issuers and any paying agent acting on behalf of the Issuers without any withholding or deduction for or on account of Irish income tax.

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, the Issuers can still pay interest on the exchange Notes free of withholding tax provided it is a “qualifying company” (within the meaning of Section 110 of the 1997 Act) and provided the interest is paid to a person resident in a “relevant territory” (i.e. a member state of the European Union (other than Ireland) or in a country with which Ireland has a double taxation agreement). For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency located in Ireland.

In certain circumstances, Irish tax will be required to be withheld at the standard rate from interest on any quoted Eurobond, where such interest is collected by a bank in Ireland on behalf of any noteholder who is Irish resident.

Taxation of Noteholders

Notwithstanding that a noteholder may receive interest on the exchange Notes free of withholding tax, the noteholder may still be liable to pay Irish tax on the income. Interest paid on the exchange Notes may have an Irish source and therefore be within the charge to Irish tax on income and potentially levies. Ireland operates a self assessment system in respect of tax on income and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

However, interest on the exchange Notes will be exempt from Irish income tax if the recipient of the interest is resident in a relevant territory provided either (i) the exchange Notes are quoted Eurobonds and are exempt from withholding tax as set out above (ii) in the event of the exchange Notes not being or ceasing to be quoted Eurobonds exempt from withholding tax, if the Issuers are each a qualifying company within the meaning of Section 110 of the 1997 Act, or (iii) if the Issuers have ceased to be qualifying companies, the recipient of the interest is a company.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the exchange Notes are held or attributed, may have a liability to Irish corporation tax on the interest.

Interest on the exchange Notes which does not fall within the above exemptions may be within the charge to Irish income tax.

Capital Gains Tax

A holder of exchange Notes will be subject to Irish tax on capital gains on a disposal of exchange Notes unless such holder is neither resident nor ordinarily resident in Ireland and does not carry on a trade in Ireland through a branch or agency in respect of which the exchange Notes are used or held.

Exchange Offer

On the basis that the exchange Notes will constitute substitute evidence of the indebtedness originally represented by the outstanding Notes, the exchange of the Notes will not be considered a disposal for the purposes of Irish capital gains tax or corporation tax and, accordingly, no charge to either tax would arise on the exchange.

Capital Acquisitions Tax

A gift or inheritance comprising of exchange Notes will be within the charge to capital acquisitions tax if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the exchange Notes are regarded as property situate in Ireland. Registered notes are generally regarded as situate where the principal register of noteholders is maintained or is required to be maintained, but the exchange Notes may be regarded as situated in Ireland regardless of the location of the register as they secure a debt due by an Irish resident debtor and they may be secured over Irish property. Accordingly, if such exchange Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

No stamp duty or similar tax is imposed in Ireland on the issue (on the basis of an exemption provided for in Section 85(2)(c) to the Stamp Duties Consolidation Act, 1999 provided the money raised on the issue of the exchange Notes is used in the course of the Issuers’ business), transfer or redemption of the exchange Notes whether they are represented by global notes or definitive notes.

EU Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system).

Ireland has implemented the directive into national law. Any Irish paying agent making an interest payment on behalf of the Issuer to an individual, and certain residual entities defined in the 1997 Act, resident in another EU Member State will have to provide details of the payment to the Irish Revenue Commissioners, who in turn will provide such information to the competent authorities of the member state of residence of the individual or residual entity concerned.

LEGAL MATTERS

Certain legal matters will be passed upon for us and Elan by Cahill Gordon & Reindel llp, with respect to matters of U.S. law, and A&L Goodbody, with respect to matters of Irish law.

EXPERTS

The consolidated financial statements of Elan Corporation, plc as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, all included in the annual report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference herein and in this registration statement, have been so incorporated in reliance upon the reports of KPMG, independent registered public accounting firm, included in the Form 20-F for the year ended December 31, 2006 that is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements, dated February 28, 2007, contains an emphasis paragraph which states that effective January 1, 2006, Elan Corporation, plc adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, as discussed in Note 2 to the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-4 with the Commission covering the exchange Notes. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. For further information about us and the exchange Notes, you should refer to our registration statement and its exhibits. Additionally, Elan Corporation, plc is subject to the informational requirements of the Exchange Act applicable to a foreign private issuer and, in accordance therewith, files reports and other information with the Commission.

Such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission’s home page on the Internet (http://www.sec.gov). Information about the operation of the Public Reference Section of the Commission may be obtained by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, Elan is not required to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Elan is also exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and is not required to file a proxy statement with the Commission. In addition, Elan’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions contained in Section 16 of the Exchange Act.

You may obtain additional information about us through our web site at www.elan.com. The information contained therein is not part of this prospectus.

As described in this prospectus under “Description of the Exchange Notes — Certain Covenants — Reports to Holders,” the indenture governing the Notes provides that Elan shall file with or furnish to the Commission certain reports relating to Elan, which will include the information required pursuant to Rule 144(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such Notes.

$615,000,000

Elan Finance public limited company
Elan Finance Corp.

Exchange Offer
for up to
$465,000,000 Aggregate Principal
Amount of 8 7/8% Senior Fixed Rate Notes due 2013
and
$150,000,000 Aggregate Principal Amount of Floating Rate
Notes due 2013

PROSPECTUS

, 2007

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of          , 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Elan Corporation, plc

Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Elan is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Paragraph 115 of the Articles of Association of Elan provides as follows:

115. Every Director and other officer of the Company (other than an auditor) shall be indemnified out of the assets of the Company against any cost, expense, liability or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.

Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

(1) Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that:

(a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

(b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the Company Act, 1963, or section 42 of the Companies (Amendment) Act, 1983, in which relief is granted to him by the court.

(2) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

(3) Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director may benefit.

(4) Any directors’ and officers’ insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

(5) In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.

Elan has granted contractual indemnities to its directors, its secretary and a number of members of its management (“Indemnified Persons”). Under these contractual indemnities, the Indemnified Persons will be indemnified by Elan against certain liabilities, including any liabilities arising out of anything done or not done by the Indemnified Persons in the context of any offering for the subscription or purchase of Elan’s securities. These contractual indemnities will remain in effect for as long as the Indemnified Persons are subject to any possible claim of a type covered by the indemnities. Certain matters are, however, excluded from these contractual indemnities, including any event based on any dishonest or fraudulent act or omission or willful misconduct by or on behalf of the Indemnified Persons. In the case of Elan’s directors and secretary, their indemnities will only have effect so long as the indemnity complies with Irish law, including in particular Section 200 of the Irish Companies Act, 1963 (as described above).

Elan maintains a standard form of directors’ and officers’ liability insurance policy, which provides coverage to its directors and officers for certain liabilities.

Elan Finance public limited company

Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Elan Finance public limited company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Paragraph 35 of the Articles of Association of Elan Finance public limited company provides as follows:

Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.

Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

(1) Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that:

(a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

(b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the Company Act, 1963, or section 42 of the Companies (Amendment) Act, 1983, in which relief is granted to him by the court.

(2) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

(3) Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director may benefit.

(4) Any directors’ and officers’ insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

(5) In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.

Elan Finance Corp.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of action or suit by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action described in this paragraph, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the unlawful payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. The registrant’s Amended and Restated Certificate of Incorporation includes a provision which eliminates directors’ personal liability to the fullest extent permitted under the Delaware General Corporation Law.

Elan Finance Corp.’s By-Laws (the “By-Laws”) provide that the Elan Finance Corp. shall indemnify, hold harmless and advance expenses to each person (and, where applicable, whether the person died testate or intestate, the personal representative of such person, the estate of such person and such person’s legatees and heirs) who is or has served as director of or officer of Elan Finance Corp. or any other enterprise at the request of the Corporation, who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Elan Finance Corp. or is or was serving at the request of Elan Finance Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification and holding harmless covers all recoverable expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification continues as to a person who has ceased to be an officer, director, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Elan Finance Corp. shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of Elan Finance Corp. The right to indemnification includes the right to be paid by Elan Finance Corp. the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer of Elan Finance Corp. in his or her capacity as a director or officer of Elan Finance Corp. (and not in any other capacity in which service was rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to Elan Finance Corp. of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the By-Laws or otherwise.

Section 145 of the Delaware General Corporation Law further provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Item 21.	Exhibits

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Elan Corporation, plc (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 of Elan Corporation, plc (SEC File No. 333-135185) filed with the Commission on June 21, 2006).
3.2	Memorandum and Articles of Association of Elan Finance Public Limited Company (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005).
3.3	Certificate of Incorporation of Elan Finance Corp. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005)
3.4	By-Laws of Elan Finance Corp. (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005)
4.1	Indenture, dated as of November 22, 2006, by and among Elan Finance public limited company, Elan Finance Corp., Elan Corporation, plc, the subsidiary guarantors party thereto and The Bank of New York, as Trustee (including Forms of Global Exchange Notes) (incorporated by reference to Exhibit 2(b)(2) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
4.2	Registration Rights Agreement, dated as of November 22, 2006, by and among Elan Finance public limited company, Elan Finance Corp., Elan Corporation, plc, the subsidiary guarantors listed on the signature pages thereto, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J & E Davy (incorporated by reference to Exhibit 2(b)(3) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
4.3	Outstanding Global Fixed and Floating Rate Notes, each dated as November 22, 2006 by Elan Finance public limited company and Elan Finance Corp (incorporated by reference to Exhibit 2(b)(4) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
5.1	Opinion of A&L Goodbody regarding legality.
5.2	Opinion of Cahill Gordon & Reindel llp regarding legality.
5.3	Opinion of NautaDutilh N.V. regarding legality.
5.4	Opinion of Clifford Chance Limited Liability Partnership regarding legality.
5.5	Opinion of Conyers Dill & Pearman regarding legality.
5.6	Opinion of Casner & Edwards, LLP regarding legality.
12.1	Ratio of Earnings to Fixed Charges.*
21.1	List of Subsidiaries.*
23.1	Consent of A&L Goodbody (included in Exhibit 5.1).
23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5.2).
23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.3).
23.4	Consent of Clifford Chance Limited Liability Partnership (included in Exhibit 5.4).
23.5	Consent of Conyers Dill & Pearman (included in Exhibit 5.5).
23.6	Consent of Casner & Edwards, LLP (included in Exhibit 5.6).
23.7	Consent of Independent Registered Public Accounting Firm, KPMG.
24.1	Powers of Attorney are included in the signature pages of this registration statement.*
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee under the 2013 Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Clients.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Previously filed.

Item 22.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants under the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake (i) to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

ELAN FINANCE PUBLIC LIMITED COMPANY
ELAN HOLDINGS LIMITED
ELAN MANAGEMENT LIMITED
ELAN MEDICAL TECHNOLOGIES LIMITED
ELAN PHARMA INTERNATIONAL LIMITED
ELAN TRANSDERMAL LIMITED
THE INSTITUTE OF BIOPHARMACEUTICS, LIMITED

By:	/s/ William F. Daniel
Name: William F. Daniel

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Shane M. Cooke)	Director	April 5, 2007

/s/ William F. Daniel (William F. Daniel)	Director	April 5, 2007

* (Paul V. Breen)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

ELAN CORPORATION, PLC

By:	/s/ William F. Daniel
Name: William F. Daniel

Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Kelly Martin)	President and Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2007

* (Shane M. Cooke)	Chief Financial Officer and Executive Vice President (Principal Financial Officer) and Director	April 5, 2007

* (Nigel Clerkin)	Senior Vice President, Finance and Group Controller (Principal Accounting Officer)	April 5, 2007

* (Lars Ekman, M.D. Ph.D)	Director	April 5, 2007

* (Laurence G. Crowley)	Director	April 5, 2007

/s/ William F. Daniel (William F. Daniel)	Director	April 5, 2007

* (Kieran McGowan)	Director	April 5, 2007

* (Dennis J. Selkoe)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

ELAN FINANCE CORP.

By:	/s/ Nigel Clerkin
Name: Nigel Clerkin

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Nigel Clerkin)	President and Chief Executive Officer and Director	April 5, 2007

* (Maureen Mukai)	Vice President, Treasurer and Director	April 5, 2007

* (John L. Donahue)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

ELAN PHARMA LIMITED

By:	/s/ William F. Daniel
Name: William F. Daniel

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Daniel (William F. Daniel)	Director	April 5, 2007

* (Michael McConnell)	Director	April 5, 2007

* (David W. Miller)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact	Director	April 5, 2007

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

MEADWAY PHARMACEUTICALS LTD.
THE LIPOSOME COMPANY LIMITED

By:	/s/ William F. Daniel
Name: William F. Daniel

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Daniel (William F. Daniel)	Director	April 5, 2007

* (David W. Miller)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on the 5th day of April 2007.

ATHENA NEUROSCIENCES FINANCE, LLC

By:	/s/ Nigel Clerkin
Name: Nigel Clerkin

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Nigel Clerkin)	President and Chief Executive Officer, Treasurer, and Director	April 5, 2007

* (Richard T. Collier)	Director and Secretary	April 5, 2007

* (John L. Donahue)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 5th day of April 2007.

ATHENA NEUROSCIENCES, INC.

By:	/s/ Nigel Clerkin
Name: Nigel Clerkin

Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (G. Kelly Martin)	President and Chief Executive Officer	April 5, 2007

* (Nigel Clerkin)	Vice President, Treasurer and Director	April 5, 2007

* (Richard T. Collier)	Director, Vice President and Secretary	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gainesville, Georgia, on the 5th day of April 2007.

ELAN DRUG DELIVERY, INC.

By:	/s/ John L. Donahue
Name: John L. Donahue

Title:	Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (James L. Botkin)	President and Chief Executive Officer	April 5, 2007

* (Nancy Neill)	Treasurer and Director	April 5, 2007

* (Karen S. Kim)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gainesville, Georgia, on the 5th day of April 2007.

ELAN HOLDINGS, INC.

By:	/s/ John L. Donahue
Name: John L. Donahue

Title:	Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (James L. Botkin)	President and Chief Executive Officer	April 5, 2007

* (Nancy Neill)	Treasurer and Director	April 5, 2007

* (Karen S. Kim)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 5th day of April 2007.

ELAN PHARMACEUTICALS, INC.

By:	/s/ Nigel Clerkin
Name: Nigel Clerkin

Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (G. Kelly Martin)	President and Chief Executive Officer	April 5, 2007

* (Nigel Clerkin)	Vice President, Chief Financial Officer and Director	April 5, 2007

* (Lars Ekman)	Director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bermuda, on the 5th day of April 2007.

ELAN FINANCE CORPORATION LTD.
ELAN INTERNATIONAL INSURANCE LTD.
ELAN INTERNATIONAL SERVICES LTD.
NEURALAB LIMITED

By:	/s/ Kevin Insley
Name: Kevin Insley

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Kevin Insley)	President and Director	April 5, 2007

* (Debra Moore Buryj)	Vice-President and Director	April 5, 2007

* /s/ William F. Daniel William F. Daniel, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Amsterdam, on the 5th day of April 2007.

ELAN PHARMA B.V.
MONKSLAND HOLDINGS B.V.

By:	/s/ Amaco Management Services B.V.
Name: Amaco Management Services B.V.

Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amaco Management Services B.V. (Amaco Management Services B.V.)	Managing director	April 5, 2007

* (Pieter Bosse)	Managing director	April 5, 2007

/s/ William F. Daniel (William F. Daniel)	Managing director	April 5, 2007

* (Wim Kok)	Managing director	April 5, 2007

/s/ William F. Daniel William F. Daniel, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Elan Corporation, plc (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 of Elan Corporation, plc (SEC File No. 333-135185) filed with the Commission on June 21, 2006).
3.2	Memorandum and Articles of Association of Elan Finance Public Limited Company (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005).
3.3	Certificate of Incorporation of Elan Finance Corp. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005)
3.4	By-Laws of Elan Finance Corp. (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form F-4 of Elan Corporation, plc (SEC File No. 333-128234) filed with the Commission on September 9, 2005)
4.1	Indenture, dated as of November 22, 2006, by and among Elan Finance public limited company, Elan Finance Corp., Elan Corporation, plc, the subsidiary guarantors party thereto and The Bank of New York, as Trustee (including Forms of Global Exchange Notes) (incorporated by reference to Exhibit 2(b)(2) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
4.2	Registration Rights Agreement, dated as of November 22, 2006, by and among Elan Finance public limited company, Elan Finance Corp., Elan Corporation, plc, the subsidiary guarantors listed on the signature pages thereto, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J & E Davy (incorporated by reference to Exhibit 2(b)(3) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
4.3	Outstanding Global Fixed and Floating Rate Notes, each dated as November 22, 2006 by Elan Finance public limited company and Elan Finance Corp (incorporated by reference to Exhibit 2(b)(4) of Elan Corporation, plc’s Annual Report on Form 20-F filed with the Commission on February 28, 2007).
5.1	Opinion of A&L Goodbody regarding legality.
5.2	Opinion of Cahill Gordon & Reindel llp regarding legality.
5.3	Opinion of NautaDutilh N.V. regarding legality.
5.4	Opinion of Clifford Chance Limited Liability Partnership regarding legality.
5.5	Opinion of Conyers Dill & Pearman regarding legality.
5.6	Opinion of Casner & Edwards, LLP regarding legality.
12.1	Ratio of Earnings to Fixed Charges.*
21.1	List of Subsidiaries.*
23.1	Consent of A&L Goodbody (included in Exhibit 5.1).
23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5.2).
23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.3).
23.4	Consent of Clifford Chance Limited Liability Partnership (included in Exhibit 5.4).
23.5	Consent of Conyers Dill & Pearman (included in Exhibit 5.5).
23.6	Consent of Casner & Edwards, LLP (included in Exhibit 5.6).
23.7	Consent of Independent Registered Public Accounting Firm, KPMG.
24.1	Powers of Attorney are included in the signature pages of this registration statement.*
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee under the 2013 Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Clients.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Previously filed.